Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

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In re:	)	Chapter 11
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SABINE OIL & GAS CORPORATION, et al.,	)	Case No. 15-11835 (SCC)
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Debtors.	)	(Jointly Administered)
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FINDINGS OF FACT,
CONCLUSIONS OF LAW, AND
ORDER CONFIRMING THE DEBTORS’ SECOND
AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION

The above-captioned debtors and debtors in possession (collectively, the “Debtors”), having:(1)

a.                                      commenced the above-captioned chapter 11 cases (the “Chapter 11 Cases”) by filing voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) on July 15, 2015 (the “Petition Date”);

b.                                      continued to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code;

c.                                       filed, on January 26, 2016, (i) the Joint Chapter 11 Plan of Reorganization of Sabine Oil & Gas Corporation and Its Debtor Affiliates [Docket No. 748], which plan and related documents were subsequently amended, (ii) the Disclosure Statement for Joint Chapter 11 Plan of Reorganization of Sabine Oil & Gas Corporation and Its Debtor Affiliates [Docket No. 749], which disclosure statement and related documents were subsequently amended, and (iii) the Debtors’ Motion for the Entry of an Order Approving (A) the Adequacy of the Disclosure Statement, (B) Solicitation and Notice Procedures with Respect to Confirmation of the Joint Chapter 11 Plan of Reorganization of Sabine Oil & Gas Corporation and Its Debtor Affiliates, (C) the Forms of Ballots and Notices in Connection Therewith, and (D) the Scheduling of Certain Dates with Respect Thereto [Docket No. 750];

(1)         Unless otherwise noted, capitalized terms not defined in this Findings of Fact, Conclusions of Law, and Order Confirming Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization (this “Confirmation Order”) shall have the meanings ascribed to them in the Plan (as defined herein).  The rules of interpretation set forth in Article I.B of the Plan shall apply to this Confirmation Order.

d.                                      filed, on March 31, 2016, (i) the Amended Joint Chapter 11 Plan of Reorganization of Sabine Oil & Gas Corporation and Its Debtor Affiliates [Docket No. 926]; and (ii) the Disclosure Statement for Amended Joint Chapter 11 Plan of Reorganization of Sabine Oil & Gas Corporation and Its Debtor Affiliates [Docket No. 927];

e.                                       filed, on April 27, 2016, (i) the Second Amended Joint Chapter 11 Plan of Reorganization of Sabine Oil & Gas Corporation and Its Debtor Affiliates [Docket No. 1041]; and (ii) the Disclosure Statement for Second Amended Joint Chapter 11 Plan of Reorganization of Sabine Oil & Gas Corporation and Its Debtor Affiliates [Docket No. 1042];

f.                                        filed, on May 2, 2016, the solicitation versions of (i) the Second Amended Joint Chapter 11 Plan of Reorganization of Sabine Oil & Gas Corporation and Its Debtor Affiliates [Docket No. 1061, Exhibit A] (the “Plan”); and (ii) the Disclosure Statement for Second Amended Joint Chapter 11 Plan of Reorganization of Sabine Oil & Gas Corporation and Its Debtor Affiliates [Docket No. 1061, Exhibit B] (the “Disclosure Statement”);

g.                                       caused solicitation materials and notice of the deadline for objecting to confirmation of the Plan to be distributed by May 6, 2016, and continuing thereafter, consistent with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Disclosure Statement Order (as defined herein), which Disclosure Statement Order also approved, among other things, solicitation procedures (the “Solicitation Procedures”) and related notices, forms, Ballots, and Master Ballots (collectively, the “Solicitation Packages”), as evidenced by, among other things, the Affidavit of Service of Ian Stern Regarding Notice of Filing of Solicitation Version of the (A) Second Amended Joint Chapter 11 Plan of Reorganization of Sabine Oil & Gas Corporation and its Debtor Affiliates and (B) Disclosure Statement for Second Amended Joint Chapter 11 Plan of Reorganization of Sabine Oil & Gas Corporation and Its Debtor Affiliates [Docket No. 1070];

h.                                      caused notice of the Confirmation Hearing (the “Confirmation Hearing Notice”) to be published on May 5, 6, 8, 11, and 16, 2016, respectively, in the USA Today (National Edition); Henderson Daily News (Rusk County, Texas); Jacksonville Daily Progress (Cherokee County, Texas); Panola Watchman (Panola County, Texas); Marshall News Messenger (Harrison County, Texas); Coushatta Citizen (Red River Parish, Louisiana); Gonzales Inquirer (Gonzales County, Texas); Cuero Record (DeWitt County, Texas), Yorktown News View (DeWitt County, Texas); Victoria Advocate (Victoria, TX); and Shiner Gazette (Lavaca County, Texas) as evidenced by the Certification of Publication of Confirmation Notice of Christina Pullo [Docket Nos. 1125—1135];

i.                                          filed, on May 24, 2016, the Notice of Filing of Plan Supplement for the Debtors’ Amended Joint Plan of Reorganization [Docket No. 1147], which included the following documents:  (a) the New Organizational Documents of New Holdco

and Reorganized Sabine, (b) Warrant Agreements, (c) Schedule of Rejected Executory Contracts and Unexpired Leases, (d) Retained Causes of Action, (e) Management Incentive Plan Documents, (f) the Exit Revolver Credit Facility Agreement, (g) the New Second Lien Credit Facility Agreement, (h) the Registration Rights Agreement, (i) Description of Restructuring Transactions, and (j) the Stockholders’ Agreement (as the same may have been subsequently modified, supplemented, or otherwise amended from time to time, the “First Plan Supplement”);

j.                                         filed on May 31, 2016, the Notice of Filing of List of Directors and Officers of the Reorganized Debtors [Docket No. 1195] (the “Initial D&O Notice”);

k.                                      filed, on June 6, 2016, the Declaration of Christina Pullo on Behalf of Prime Clerk LLC Regarding Voting and Tabulation of Ballots Accepting and Rejecting the Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1231] (as may be amended, modified, or supplemented, the “Voting Certification”);

l.                                          filed, on June 6, 2016, the Debtors’ (I) Memorandum of Law In Support of Confirmation of the Debtors’ Second Amended Joint Plan Pursuant to Chapter 11 of the Bankruptcy Code and (II) Omnibus Reply to Objections Thereto [Docket No. 1219] (the “Confirmation Brief”);

m.                                  filed, on June 6, 2016, the Declaration and Expert Report of Jonathan A. Mitchell in Support of the Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization [Docket No. 1221] (the “Mitchell Declaration”);

n.                                      filed, on June 6, 2016, the Declaration and Expert Report of David Cecil in Support of the Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization [Docket No. 1220] (the “Cecil Declaration,”);

o.                                      filed, on June 6, 2016, the Declaration of Brandon Aebersold in Support of the Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization [Docket No. 1222] (the “Aebersold Declaration”);

p.                                      filed, on June 6, 2016, the Declaration and Rebuttal Report of David Cecil in Response to Expert Reports of the Official Committee of Unsecured Creditors Relating to Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization [Docket No. 1223] (the “Cecil Rebuttal”);

q.                                      filed on June 6, 2016, the Declaration and Rebuttal Report of Jonathan A. Mitchell in Support of the Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization [Docket No. 1224] (the “Mitchell Rebuttal”);

r.                                         filed, on June 6, 2016, the Declaration and Rebuttal Report of David Sambrooks in Response to Expert Report of Adrian A. Reed Relating to Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization [Docket No. 1225] (the “Sambrooks Rebuttal”);

s.                                        filed, on June 9, 2016, the Notice of Filing of Revised List of Directors and Officers of the Reorganized Debtors [Docket No. 1253] (the “Revised D&O Notice,” and together with the Initial D&O Notice, the “D&O Notices”);

t.                                         filed, on June 10, 2016, the Notice of Filing of Proposed Findings of Fact, Conclusions of Law, and Order Confirming the Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization [Docket No. 1260];

u.                                      filed, on June 12, 2016, the Declaration of David Sambrooks in Support of Confirmation of the Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization [Docket No. 1262] (the “Sambrooks Declaration”);

v.                                      filed, on June 20, 2016, the Declaration of Michael Magilton in Support of the Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization [Docket No. 1277] (the “Magilton Declaration” and, together with the Mitchell Declaration, the Cecil Declaration, the Aebersold Declaration, the Cecil Rebuttal, the Mitchell Rebuttal, the Sambrooks Rebuttal, and the Sambrooks Declaration, the “Confirmation Declarations”); and

w.                                    filed, on July 2, 2016, the Notice of Filing of Supplemental Schedule of Rejected Executory Contracts and Unexpired Leases [Docket No. 1308] (the “Supplemental Schedule of Rejected Executory Contracts”);

x.                                      filed, on July 15, 2016 the Notice of of Filing of Second Supplemental Schedule of Rejected Executory Contracts and Unexpired Leases [Docket No. 1333] (the “Second Supplemental Schedule of Rejected Executory Contracts”);

y.                                      filed, on July 27, 2016 the Notice of of Filing of Third Supplemental Schedule of Rejected Executory Contracts and Unexpired Leases [Docket No. 1356] (the “Third Supplemental Schedule of Rejected Executory Contracts”); and

z.                                       filed, on July 27, 2016 the Notice of Filing of Plan Supplement [Docket No. 1357] (together with the First Plan Supplement, the “Plan Supplement”).

This Court having:

a.                                      entered the (i) Order Approving (A) the Adequacy of the Disclosure Statement, (B) Solicitation and Notice Procedures with Respect to Confirmation of the Second Amended Joint Chapter 11 Plan of Reorganization of Sabine Oil & Gas Corporation and Its Debtor Affiliates, (C) the Form of Ballots and Notices in Connection Therewith, and (D) the Scheduling of Certain Dates with Respect Thereto [Docket No. 1050] (as amended by Docket No. 1062, the “Disclosure Statement Order”);

b.                                      set May 25, 2016, at 5:00 p.m. prevailing Eastern Time, as the deadline for filing objections to the Plan (the “Plan Objection Deadline”);

c.                                       set June 3, 2016, at 5:00 p.m. prevailing Eastern Time, as the deadline for voting on the Plan;

d.                                      set June 13, 21-22, and 27, 2016, at 9:30 a.m. prevailing Eastern Time, June 22, 2016 at 9:00 a.m. prevailing Eastern Time, and June 14, July 5-8, and 13, 2016 at 10:00 a.m. prevailing Eastern Time, as the dates and times for the Confirmation Hearing pursuant to Bankruptcy Rules 3017 and 3018 and sections 1126, 1128, and 1129 of the Bankruptcy Code;

e.                                       reviewed the Plan, the Disclosure Statement, the Confirmation Brief, the Reply Brief, the Confirmation Declarations, the Voting Certification, and all pleadings, exhibits, statements, responses, and comments regarding Confirmation, including all objections, statements, and reservations of rights filed by parties in interest on the docket of the Chapter 11 Cases;

f.                                        held the Confirmation Hearing;

g.                                       heard the statements, arguments, and objections made by counsel in respect of Confirmation;

h.                                      considered all testimony, documents, filings, and other evidence admitted at Confirmation; and

i.                                          overruled any and all objections to the Plan and to Confirmation and all statements and reservations of rights not consensually resolved or withdrawn unless otherwise indicated herein.

NOW, THEREFORE, the Court having found that notice of the Confirmation Hearing and the opportunity for any party in interest to object to Confirmation has been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby, and the legal and factual bases set forth in the documents filed in support of Confirmation and all evidence proffered or adduced by counsel at the Confirmation Hearing establish just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefor, the Court hereby makes and issues the following Findings of Fact and Conclusions of Law and Orders:

I. FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS HEREBY DETERMINED FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

A.                                    Findings and Conclusions.

1.             The findings and conclusions set forth herein and on the record of the Confirmation Hearing constitute the Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding by Bankruptcy Rule 9014.  To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such.  To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

B.                                    Jurisdiction, Venue, Core Proceeding (28 U.S.C. §§ 157(b)(2) and 1334(a)).

2.             The Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. § 1334.  Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b), and the Court has jurisdiction to enter a Final Order determining that the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.  Venue is proper before the Court pursuant to 28 U.S.C. § 1408.

C.                                    Eligibility for Relief.

3.             The Debtors are entities eligible for relief under section 109 of the Bankruptcy Code.

D.                                    Notice and Transmittal of Solicitation Materials; Adequacy of Solicitation Notices.

4.             The Plan, the Disclosure Statement, the Disclosure Statement Order, the ballots for voting on the Plan (the “Ballots”), the Confirmation Hearing Notice, the Plan Supplement, the D&O Notices, and the other materials distributed by the Debtors in connection with Confirmation of the Plan (collectively, the “Confirmation Materials”) were transmitted and served in compliance with the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, with the Local Bankruptcy Rules for the Southern District of New York (the “Local Rules”), and with the procedures set forth in the Disclosure Statement Order.  Notice of the Confirmation Hearing was appropriate and satisfactory based upon the circumstances of the Debtors’ Chapter 11 Cases.  The transmittal and service of the Confirmation Materials complied with the approved Solicitation Procedures, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, was conducted in good faith, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any other applicable rules, laws, and regulations.  Because such transmittal and service were adequate and sufficient, no other or further notice is necessary or shall be required.

E.                                    Voting.

5.             On June 6, 2016, the Notice and Claims Agent filed the Voting Certification with the Court.  As evidenced by the Voting Certification, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules, the Solicitation Procedures, and the Local Rules.

F.                                     Good Faith Solicitation (11 U.S.C. § 1125(e)).

6.             Based on the record before the Court in the Chapter 11 Cases, the Debtors and their respective members, directors, officers, employees, representatives, attorneys, financial advisors, investment bankers, agents, restructuring advisors, and other professionals have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Solicitation Procedures, the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules in connection with all of their respective activities relating to the solicitation of acceptances to the Plan, their participation in the Chapter 11 Cases, and the activities described in section 1125 of the Bankruptcy Code and therefore are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code.

G.                                   Plan Supplement.

7.             The filing and notice of the Plan Supplement were proper and in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order, and no other or further notice is or shall be required.

H.                                   Modifications to the Plan.

8.             Pursuant to section 1127 of the Bankruptcy Code, any modifications to the Plan since the commencement of solicitation described or set forth herein constitute technical changes or changes with respect to particular Claims made pursuant to the agreement of the Holders of such Claims and do not materially or adversely affect or change the treatment of any other Claims or Interests.  Pursuant to Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that the Holders of Claims or Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan.

9.             This Confirmation Order contains modifications to the Plan that were made to address objections and informal comments received from various parties-in-interest.  Modifications to the Plan since the entry of the Disclosure Statement Order, if any, are consistent with the provisions of the Bankruptcy Code.  The disclosure of any Plan modifications prior to or on the record at the Confirmation Hearing constitutes due and sufficient notice of any and all Plan modifications.  The Plan as modified shall constitute the Plan submitted for Confirmation.

I.                                        Objections.

10.          To the extent that any objections, reservations of rights, statements, or joinders to Confirmation have not been resolved, withdrawn, waived, or settled prior to entry of this

Confirmation Order or otherwise resolved herein or as stated on the record of the Confirmation Hearing, they are hereby overruled on the merits based on the record before this Court.

J.                                      Burden of Proof.

11.          The Debtors, as the proponents of the Plan, have met their burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence.

K.                                   Bankruptcy Rule 3016.

12.          The Plan is dated and identifies the Debtors as the Plan proponents, thereby satisfying Bankruptcy Rule 3016(a).  The filing of the Disclosure Statement satisfied Bankruptcy Rule 3016(b).

L.                                    Plan Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(1)).

13.          The Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

a.                                      Proper Classification (11 U.S.C. §§ 1122, 1123(a)(1)).  As required by section 1123(a)(1), in addition to Administrative Claims (including Accrued Professional Compensation Claims) and  Priority Tax Claims, which need not be classified, Article III of the Plan designates 11 Classes of Claims and Interests.  As required by section 1122(a) of the Bankruptcy Code, the Claims and Interests placed in each Class are substantially similar to other Claims and Interests, as the case may be, in each such Class.  Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan, and such Classes do not unfairly discriminate between Holders of Claims and Interests.  Thus, the Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

b.                                      Specified Unimpaired Classes (11 U.S.C. § 1123(a)(2)).  Article III of the Plan specifies that Classes 1, 2, 9, and 10 are Unimpaired under the Plan, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

c.                                       Specified Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)).  Article III of the Plan sets forth the treatment of Classes 3-8 and 11, which are the Impaired Classes, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

d.                                      No Discrimination (11 U.S.C. § 1123(a)(4)).  Article III of the Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class except to the extent that a Holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

e.                                       Implementation of the Plan (11 U.S.C. § 1123(a)(5)).  The Plan and the various documents included in the Plan Supplement provide adequate and proper means for implementation of the Plan, including, without limitation:  (i) the restructuring of the Debtors’ balance sheet and other financial transactions provided for by the Plan; (ii) the New Organizational Documents; (iii) the consummation of the Restructuring Transactions; (iv) the issuance of the New Common Stock and Warrants; (v) the cancellation of certain existing agreements, obligations, instruments, and Interests; (vi) the entry into the Exit Revolver Credit Facility and the New Second Lien Credit Facility; (vii) the continued vesting of the assets of the Debtors’ Estates in the Reorganized Debtors; and (viii) the execution, delivery, filing, or recording of all contracts, instruments, releases, and other agreements or documents in furtherance of the Plan, thereby satisfying section 1123(a)(5) of the Bankruptcy Code.

f.                                        Non-Voting Equity Securities (11 U.S.C. § 1123(a)(6)).  The New Organizational Documents prohibit the issuance of non-voting securities and provide for an appropriate distribution of voting power if additional classes of securities possessing such power are issued.  As such, the Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code.

g.                                       Designation of Directors and Officers (11 U.S.C. § 1123(a)(7)).  The Reorganized Debtors’ and New Holdco’s initial directors and officers, to the extent known, have been disclosed prior to the Confirmation Hearing and, to the extent not known, will be determined in accordance with the New Organizational Documents, which is consistent with the interests of creditors and equity holders and public policy and satisfies section 1123(a)(7) of the Bankruptcy Code.

h.                                      Additional Plan Provisions (11 U.S.C. § 1123(b)).  The additional provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code and, therefore, are consistent with section 1123(b) of the Bankruptcy Code.

(i)                                     Impairment/Unimpairment of Any Class of Claims or Interests (11 U.S.C. § 1123(b)(1)).  Pursuant to the Plan, Classes 1, 2, 9, and 10 are Unimpaired, and Classes 3—8 and 11 are Impaired, as contemplated by section 1123(b)(1) of the Bankruptcy Code.

(ii)                                  Assumption and Rejection of Executory Contracts and Unexpired Leases (11 U.S.C. § 1123(b)(2)).  Article V of the Plan provides for the assumption and assignment of the Debtors’ Executory Contracts and Unexpired Leases to the Reorganized Debtors as of the Effective Date

unless such Executory Contract or Unexpired Lease:  (A) was identified on the Schedule of Rejected Executory Contracts and Unexpired Leases, Supplemental Schedule of Rejected Executory Contracts, Second Supplemental Schedule of Rejected Executory Contracts; or Third Supplemental Schedule of Rejected Executory Contracts; (B) was previously rejected by a Final Order; (C) expired or terminated pursuant to its own terms; (D) is the subject of a motion to reject Executory Contracts or Unexpired Leases that is pending on the Confirmation Date; or (E) is subject to a motion to reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the Effective Date.

(iii)                               Retention of Claims (11 U.S.C. § 1123(b)(3)).  In accordance with section 1123(b)(3) of the Bankruptcy Code, Article IV.K provides that, subject in all respects to Article VIII of the Plan and the terms of the Settlement, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Claims and Causes of Action other than the Released Claims and Settled Claims, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date.

(iv)                              Other Appropriate Provisions (11 U.S.C. § 1123(b)(6)).  The Plan’s other provisions are appropriate and consistent with the applicable provisions of the Bankruptcy Code, including, without limitation, provisions for (A) distributions to Holders of Claims and Interests, (B) resolution of Disputed Claims, (C) allowance of certain Claims, (D) the assumption of indemnification obligations owing to the RBL Agent, RBL Lenders, Second Lien Agent, Second Lien Lenders, and any individual who is serving or served as one of the Debtors’ directors, officers or employees on or after the Petition Date, (E) releases by the Debtors of certain parties, (F) releases by certain third parties, (G) exculpations of certain parties, and (H) retention of Court jurisdiction, thereby satisfying the requirements of section 1123(b)(6).

i.                                          Cure of Defaults (11 U.S.C. § 1123(d)).  Article V.C of the Plan provides for the satisfaction of cure Claims associated with each Executory Contract and Unexpired Lease to be assumed in accordance with section 365(b)(1) of the Bankruptcy Code.  The cure amounts identified in the Notice to Contract and Lease Counterparties and any amendments thereto, as applicable, represent the amount, if any, that the Debtors shall pay in full and complete satisfaction of such cure Claims.  Any disputed cure amounts will be determined in accordance with the procedures set forth in Article V.C of the Plan, and applicable bankruptcy and nonbankruptcy law.  As such, the Plan provides that the Debtors will cure, or provide adequate assurance that the Debtors will promptly cure, defaults with respect to assumed Executory Contracts and Unexpired Leases in compliance with section 365(b)(1) of the Bankruptcy Code.  Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.

M.                                 The Debtors’ Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(2)).

14.          The Debtors have complied with the applicable provisions of the Bankruptcy Code, as required by section 1129(a)(2) of the Bankruptcy Code.  Specifically:

a.                                      the Debtors are eligible debtors under section 109 of the Bankruptcy Code and are proper proponents of the Plan under section 1121(a) of the Bankruptcy Code;

b.                                      the Debtors have complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Bankruptcy Court; and

c.                                       the Debtors have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules in transmitting the Confirmation Materials and related notices and in soliciting and tabulating the votes on the Plan.

N.                                    Payment for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)).

15.          Any payment made or to be made by the Debtors, or by a person issuing securities or acquiring property under the Plan, for services or for costs and expenses in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been approved by, or is subject to the approval of, the Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

O.                                   Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5)).

16.          The Debtors have complied with section 1129(a)(5) of the Bankruptcy Code.  To the extent not disclosed in the D&O Notices, the identities of the Reorganized Debtors’ and New Holdco’s directors and officers shall be determined in accordance with the New Organizational Documents.  The identity and nature of compensation of any insiders to be retained or employed by the Reorganized Debtors were disclosed in the D&O Notices.  Accordingly, the Debtors have satisfied the requirements of section 1129(a)(5) of the Bankruptcy Code.

P.                                     No Rate Changes (11 U.S.C. § 1129(a)(6)).

17.          Section 1129(a)(6) of the Bankruptcy Code is satisfied because the Plan does not provide for any rate changes over which a governmental regulatory commission has jurisdiction.

Q.                                   Best Interests of Creditors (11 U.S.C. § 1129(a)(7)).

18.          Each Holder of an Impaired Claim or Interest either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such Holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

19.          The liquidation analysis attached as Exhibit E to the Disclosure Statement (the “Liquidation Analysis”) and the other evidence related thereto in support of the Plan that was proffered or adduced at or prior to the Confirmation Hearing or in the Confirmation Declarations:  (a) are reasonable, persuasive, credible, and accurate as of the dates such analyses or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that Holders of Allowed Claims in every Class will recover as much or more under the Plan on account of such Claim or Interest, as of the Effective Date, than the amount such Holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.  Accordingly, the Plan satisfies the “best interest of creditors” test under section 1129(a)(7) of the Bankruptcy Code.

R.                                    Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)).

20.          Classes 1, 2, 9, and 10 are Unimpaired by the Plan pursuant to section 1124 of the Bankruptcy Code and, accordingly, Holders of Claims or Interests in such Classes are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Classes 3–7 are Impaired by the Plan.  Classes 3, 4b, 6a, 6b, 6c, 6d, 6e, 6f, 6g, 6h, 6i, 6j,

7b, and 7e have voted to accept the Plan and Classes 5a, 5b, and 5c have voted to reject the Plan, as established by the Voting Certification.  Holders of Claims or Interests in Classes 8 and 11 will not receive or retain any property on account of their Claims or Interests and, accordingly, such Claims and Interests are Impaired and such Holders are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

S.                                      Treatment of Administrative Claims, Priority Tax Claims, Secured Tax Claims, and Priority Non-Tax Claims (11 U.S.C. § 1129(a)(9)).

21.          The treatment of Administrative Claims, Priority Tax Claims, Secured Tax Claims, and Priority Non-Tax Claims pursuant to Article II of the Plan satisfies the requirements of section 1129(a)(9) of the Bankruptcy Code.  Accordingly, the Debtors have satisfied the requirements of section 1129(a)(9) of the Bankruptcy Code.

T.                                    Acceptance By at Least One Impaired Class of Claims (11 U.S.C. § 1129(a)(10)).

22.          Claims in Classes 3–7 are entitled to vote under the Plan.  3, 4b, 6a, 6b, 6c, 6d, 6e, 6f, 6g, 6h, 6i, 6j, 7b, and 7e have voted to accept the Plan, as established by the Voting Certification.  Accordingly, the Plan satisfies section 1129(a)(10) of the Bankruptcy Code.

U.                                    Feasibility (11 U.S.C. § 1129(a)(11)).

23.          The evidence proffered or adduced at the Confirmation Hearing and set forth in Confirmation Declarations (a) is reasonable, persuasive, and credible, (b) has not been controverted by other evidence, (c) utilizes reasonable and appropriate methodologies and assumptions, and (d) establishes that the Plan is feasible and that there is a reasonable prospect of the Reorganized Debtors being able to meet their financial obligations under the Plan and in the ordinary course of their business, and that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtors.  Therefore, the Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code.

V.                                    Payment of Fees (11 U.S.C. § 1129(a)(12)).

24.          As set forth in Article II.D of the Plan, all fees payable pursuant to section 1930 of title 28 of the United States Code, and any interest thereon pursuant to section 3717 of title 31 of the United States Code, due and payable through the Effective Date shall be paid by the Debtors on or before the Effective Date and amounts due thereafter shall be paid by the Reorganized Debtors in the ordinary course of business until the Court enters a final decree closing the Debtors’ Chapter 11 Cases, dismisses the Chapter 11 Cases, or converts the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code.

W.                                Retiree Benefits (11 U.S.C. § 1129(a)(13)).

25.          Section 1129(a)(13) of the Bankruptcy Code requires a plan to provide for “retiree benefits” (as defined in section 1114 of the Bankruptcy Code) at levels established pursuant to section 1114 of the Bankruptcy Code.  Article IV.N of the Plan provides that, on and after the Effective Date, all retiree benefits shall remain in place and will continued to be honored.  Accordingly, the requirements of section 1129(a)(13) of the Bankruptcy Code have been satisfied.

X.                                   No Domestic Support Obligations (11 U.S.C. § 1129(a)(14)).

26.          The Debtors are not required by a judicial or administrative order, or by statute, to pay a domestic support obligation.  Accordingly, section 1129(a)(14) of the Bankruptcy Code is inapplicable in the Chapter 11 Cases.

Y.                                    None of the Debtors is an Individual (11 U.S.C. § 1129(a)(15)).

27.          None of the Debtors is an individual.  Accordingly, section 1129(a)(15) of the Bankruptcy Code is inapplicable in the Chapter 11 Cases.

Z.                                    No Applicable Nonbankruptcy Law Regarding Transfers (11 U.S.C. § 1129(a)(16)).

28.          The Debtors are moneyed, business, or commercial corporations.  Accordingly, section 1129(a)(16) of the Bankruptcy Code is inapplicable in the Chapter 11 Cases.

AA.                           Confirmation of Plan Over Non-Acceptance of Impaired Classes (11 U.S.C. § 1129(b)).

29.          The Plan may be confirmed pursuant to section 1129(b) of the Bankruptcy Code notwithstanding that the requirements of section 1129(a)(8) have not been met, because the Debtors have demonstrated by a preponderance of the evidence that the Plan (a) satisfies all of the other requirements of section 1129(a) of the Bankruptcy Code and (b) does not “discriminate unfairly” and is “fair and equitable” with respect to the Rejecting Classes.

30.          The Plan does not “discriminate unfairly” against any Holders of Claims and Interests in Classes 5a, 5b, 5c, and 11 (the “Rejecting Classes”).  The treatment of such Holders is proper because all similarly situated Holders of Claims and Interests will receive substantially similar treatment, and the Debtors have a valid rationale, including for the rationales articulated in the Confirmation Brief, for the Plan’s classification scheme and the disparate treatment, if any, provided for different Classes.

31.          The Plan is also “fair and equitable” with respect to each Rejecting Class.  No Holder of Claims or Interests junior to any Rejecting Class is receiving a distribution under the Plan.

32.          The Plan, therefore, satisfies the requirements of section 1129(b) of the Bankruptcy Code and may be confirmed despite the fact that not all Impaired Classes have voted to accept the Plan.

BB.                           Only One Plan (11 U.S.C. § 1129(c)).

33.          The Plan is the only plan filed in the Chapter 11 Cases, and, accordingly, section 1129(c) of the Bankruptcy Code is inapplicable in the Chapter 11 Cases.

CC.                           Principal Purpose of the Plan (11 U.S.C. § 1129(d)).

34.          The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933, thereby satisfying section 1129(d) of the Bankruptcy Code.

DD.                           Not Small Business Cases (11 U.S.C. § 1129(e)).

35.          None of the Chapter 11 Cases are small business cases, as that term is defined in the Bankruptcy Code, and accordingly, section 1129(e) of the Bankruptcy Code is inapplicable in the Chapter 11 Cases.

EE.                           Plan Implementation.

36.          The terms of the Plan, including, without limitation, the Plan Supplement and all exhibits and schedules thereto, the D&O Notices, the Management Incentive Plan, the Supplemental Schedule of Rejected Executory Contracts, the Second Supplemental Schedule of Rejected Executory Contracts, the Third Supplemental Schedule of Rejected Executory Contracts, and all other documents filed in connection with the Plan, or executed or to be executed in connection with the transactions contemplated by the Plan and all amendments and modifications of any of the foregoing made pursuant to the provisions of the Plan governing such amendments and modifications (collectively, the “Plan Documents”) are incorporated by reference, are approved in all respects, and constitute an integral part of this Confirmation Order.

FF.                             Binding and Enforceable.

37.          The Plan and the Plan Documents have been negotiated in good faith and at arm’s length and, subject to the occurrence of the Effective Date, shall bind any Holder of a Claim or

Interest and such Holder’s respective successors and assigns, whether or not the Claim or Interest is Impaired under the Plan, whether or not such Holder has accepted the Plan, and whether or not such Holder is entitled to a distribution under the Plan.  The Plan and the Plan Documents constitute legal, valid, binding, and authorized obligations of the respective parties thereto and shall be enforceable in accordance with their terms.  Pursuant to section 1142(a) of the Bankruptcy Code, the Plan and the Plan Documents shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

GG.                         Vesting of Assets.

38.          Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated therein, on the Effective Date, all property in each Estate, all Causes of Action (other than the Released Claims and the Settled Claims), and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, Causes of Action, or other encumbrances.  On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

HH.                         Management Incentive Plan.

39.          The Debtors have provided sufficient and adequate notice of the terms of the Management Incentive Plan.  The terms and conditions of the Management Incentive Plan have been negotiated in good faith and at arm’s length with the Debtors’ primary stakeholders.  The Management Incentive Plan is an essential element of the Plan, and the terms of the Management Incentive Plan and the payments contemplated therein are reasonable and comparable to the market.

II.                                   Approval of the Exit Revolver Credit Facility.

40.          The Exit Revolver Credit Facility is an essential element of the Plan, is necessary for Confirmation and the consummation of the Plan, and is critical to the overall success and feasibility of the Plan.  Entry into the Exit Revolver Credit Facility Agreement and the other Exit Revolver Credit Facility Documents is in the best interests of the Debtors, their Estates, and all Holders of Claims or Interests.  The Debtors have exercised reasonable business judgment in determining to enter into the Exit Revolver Credit Facility Agreement and the other Exit Revolver Credit Facility Documents and have provided sufficient and adequate notice of the material terms of the Exit Revolver Credit Facility, which material terms were filed as part of the Plan Supplement.  The terms and conditions of the Exit Revolver Credit Facility are fair and reasonable, and the Exit Revolver Credit Facility was negotiated in good faith and at arm’s length.

JJ.                               Approval of the New Second Lien Credit Facility.

41.          The New Second Lien Credit Facility is an essential element of the Plan, is necessary for Confirmation and the consummation of the Plan, and is critical to the overall success and feasibility of the Plan.  Entry into the New Second Lien Credit Facility Agreement and the other New Second Lien Credit Facility Documents is in the best interests of the Debtors, their Estates, and all Holders of Claims or Interests.  The Debtors have exercised reasonable business judgment in determining to enter into the New Second Lien Credit Facility Agreement and the other New Second Lien Credit Facility Documents and have provided sufficient and adequate notice of the material terms of the New Second Lien Credit Facility, which material terms were filed as part of the Plan Supplement.  The terms and conditions of the New Second Lien Credit Facility are fair and reasonable, and the New Second Lien Credit Facility was negotiated in good faith and at arm’s length.

KK.                         Issuance of New Common Stock and Warrants.

42.          To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable non-bankruptcy law, the offering, issuance, and distribution of the New Common Stock and Warrants and any other securities to be issued and distributed (including the distributions described in the Restructuring Transactions), whether on the Effective Date or any other date of a distribution thereafter, pursuant to the terms of the Plan or in accordance with this Confirmation Order, comply with section 1145 of the Bankruptcy Code and shall be exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any other applicable U.S., state or local law requiring registration prior to the offering, issuance, distribution, or sale of securities.  The issuance of New Common Stock to Holders of RBL Secured Claims is in exchange for a portion of the RBL Secured Claim.

43.          In addition, under section 1145 of the Bankruptcy Code, any securities contemplated by the Plan and any and all agreements incorporated therein, including the New Common Stock and Warrants, shall be subject to (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act; (b) compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments; (c) the restrictions, if any, on the transferability of such securities and instruments, including those set forth in the New Organizational Documents; and (d) applicable regulatory approval, if any.

44.          Each share of the New Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable.  Each distribution and issuance of the New Common Stock and Warrants referred to in Article VI of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.  The New Common Stock and Warrants need not be issued through the facilities of the DTC.  The Debtors, Reorganized Debtors, or New Holdco may deliver stock certificates evidencing shares of New Common Stock to holders of such New Common Stock upon the request of a holder (collectively with its affiliates) of at least 5% of New Common Stock in accordance with the provisions of the New Organizational Documents.  The Debtors, the Reorganized Debtors, or New Holdco may elect to issue New Common Stock or Warrants through the facilities of the DTC, whether on the Effective Date or on a date after the Effective Date.  Neither New Holdco nor the Reorganized Debtors need to provide any further evidence other than the Plan and this Confirmation Order with respect to the treatment of the New Common Stock or Warrants under applicable securities laws.

LL.                           Executory Contracts and Unexpired Leases.

45.          The Debtors have exercised sound business judgment in determining whether to assume or reject each of their Executory Contracts and Unexpired Leases pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, Article V of the Plan, and as set forth in the Plan Supplement.  Except as set forth herein and/or in separate orders entered by the Court relating to assumption of Executory Contracts or Unexpired Leases, the Debtors have cured or provided adequate assurances that the Debtors will cure defaults (if any) under or relating to each Executory Contract or Unexpired Lease assumed under the Plan.

46.          Nothing in the Plan or the Confirmation Order shall prevent a party to an Executory Contract rejected pursuant to the Plan from filing a Proof of Claim based on such rejection within thirty (30) days after the effective date of rejection of such Executory Contract.  Nothing in the Plan or this Confirmation Order shall prevent a party to an Executory Contract assumed pursuant to the Plan, or otherwise, from continuing to prosecute an objection to the

Cure Cost related to such assumed Executory Contract if such objection was timely filed on or before June 3, 2016 at 5:00 p.m., prevailing Eastern Time, but not resolved before the Effective Date.

MM.                     Discharge, Compromise, Settlement, Release, Exculpation, and Injunction Provisions.

47.          The Court has jurisdiction under sections 1334(a) and (b) of title 28 of the United States Code to approve the discharge, compromises, settlements, releases, exculpations, and injunctions set forth in Article VIII of the Plan.  Sections 105(a) and 1123(b) of the Bankruptcy Code permit issuance of the injunctions and approval of the releases, exculpations, and injunctions set forth in Article VIII of the Plan.  Based upon the record of the Chapter 11 Cases and the evidence proffered or adduced at the Confirmation Hearing, the Court finds that the discharge, compromises, settlements, releases, exculpations, and injunctions set forth in Article VIII of the Plan are consistent with the Bankruptcy Code and applicable law.  Further, the discharge, compromises, settlements, releases, exculpations, and injunctions contained in Article VIII of the Plan are integral components of the Plan and the Settlement.  The discharge, compromises, settlements, releases, exculpations, and injunctions set forth in Article VIII of the Plan are hereby approved and authorized in their entirety.

48.          The distributions and other consideration provided by Holders of RBL Secured Claims under the Plan are sufficient under Bankruptcy Rule 9019 to support the binding waivers and releases of any and all claims and causes of action that have been asserted or could have been asserted prior to the Effective Date with respect to any disputes arising in connection with or otherwise related to the Settlement.

NN.                           RBL Released Party Release.

49.          The release and injunction in favor of the RBL Released Parties described in Article VIII.B and Article VIII.I of the Plan (the “RBL Release”) are an integral and necessary part of the Plan, represent a valid exercise of the Debtors’ business judgment, and are in the best interests of the estates.  For the reasons set forth on the record of the Chapter 11 Cases and the evidence proffered or adduced at the Confirmation Hearing, including the Plan and Settlement embodied therein, the RBL Agent’s and the RBL Lenders’ agreement to support the Plan is conditioned upon approval of the RBL Release, without which the RBL Agent and the RBL Lenders would not have supported the Plan.  The RBL Agent has insisted since the beginning of plan negotiations that the Plan contain a full release.  Without the RBL Release, the RBL Agent and the RBL Lenders would not have agreed to make substantial contributions to the Plan or support the Settlement therein.  The RBL Release, therefore, is an inextricable and critical component of the Plan.

50.          For the reasons set forth on the record of the Chapter 11 Cases and the evidence proffered or adduced at the Confirmation Hearing, including the Plan and Settlement embodied therein, the RBL Agent and the RBL Lenders have provided substantial consideration in exchange for the RBL Release.  Specifically, the RBL Agent and the RBL Lenders have agreed to, among other matters:  (a) compromise the First Lien Adequate Protection Claim (as defined in the Cash Collateral Order); (b) receive New Common Stock in satisfaction of the First Lien Adequate Protection Claim, despite their entitlement to receive payment in full in cash on account of the First Lien Adequate Protection Claim; (c) convert a substantial portion of the Allowed RBL Secured Claims into 93% of the New Common Stock in the Reorganized Debtors; (d) waive their substantial unsecured deficiency claims; (e) provide commitments for the new $200 million Exit Revolver Credit Facility (with initial borrowing base availability of

$150 million) to fund post-Effective Date operations of the Reorganized Debtors; (f) cede more than $70 million in value to the Second Lien Lenders by providing 5% of the New Common Stock in the Reorganized Debtors and 10-year Tranche 1 Warrants; (g) waive any right to enforce the lien subordination or other turnover rights under the Intercreditor Agreement and the Cash Collateral Order against any Second Lien Lender; (h) cede more than $28 million in value to Holders of Claims in Classes 5 and 6 by providing 2% of the New Common Stock in the Reorganized Debtors and 10-year Tranche 2 Warrants; (i) compromise without litigation the Bucket II Claims; and (j) compromise without litigation the claim that certain of the adequate protection payments made by the Debtors to the RBL Agent and RBL Lenders under the Cash Collateral Order should be recharacterized as principal repayments by agreeing that any adequate protection payments received after October 15, 2015 will be applied to reduce the principal amount of the RBL Secured Claim (the compromise described in subparagraph (k) shall be referred to herein as the “Additional Settlement”).  In addition, there is an identity of interest between the Debtors and the RBL Released Parties because the Debtors have an obligation under the RBL Credit Agreement to indemnify the RBL Released Parties if any party pursued claims against the RBL Released Parties in connection with the RBL Credit Facility to the extent set forth therein.

51.          Without the substantial contributions to the Plan made by the RBL Agent and RBL Lenders, the Debtors would not have the ability to fund post-Effective Date operations or comply with their other obligations under the Plan, and Holders of Claims in Classes 4-7 would not be entitled to distributions under the Plan.  The RBL Release is:  (a) in exchange for good and valuable consideration provided by the RBL Released Parties; (b) a good-faith compromise and settlement of the Released Claims, the Settled Claims, and other Claims and Causes of

Action released by the Debtors and third parties; (c) in the best interests of the Debtors and all Holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors, the Reorganized Debtors, the Estates, the Second Lien Agent, the Second Lien Lenders, the Senior Notes Indenture Trustees, the Senior Notes Holders, the Committee and Committee Members, current direct and indirect Interest Holders in Sabine, and any Holder of a Claim or Interest that would have been legally entitled to assert any Released Claim, Settled Claim, or any other Claim or Cause of Action from asserting any Released Claim, Settled Claim, or any other Claim or Cause of Action released under the RBL Release against any of the RBL Released Parties.

OO.                         Debtor Release; Third Party Release.

52.          The releases described in Articles VIII.F and VIII.G of the Plan are an integral and necessary part of the Plan and represent a valid exercise of the Debtors’ business judgment.  For the reasons set forth on the record of the Chapter 11 Cases and the evidence proffered or adduced at the Confirmation Hearing, including the Plan and Settlement embodied therein, the releases provided for in the Plan are in the best interests of the estates.  The releases described in Articles VIII.F and VIII.G of the Plan are:  (a) in exchange for good and valuable consideration provided by the RBL Released Parties and other Released Parties; (b) a good-faith compromise and settlement of the Released Claims, the Settled Claims, and other Claims and Causes of Action released by the Debtors and third parties; (c) in the best interests of the Debtors and all Holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors, the Reorganized Debtors, or any Holder of a Claim or Interest that would have been legally entitled to assert any Released Claim, Settled Claim, or any other Claim or Cause of

Action on behalf of any of the Debtors or the Estates from asserting any Released Claim, Settled Claim, or any other Claim or Cause of Action released by the releases described in VIII.F and VIII.G of the Plan against any of the RBL Released Parties or any other Released Party.

PP.                             Exculpation.

53.          The exculpation provisions set forth in Article VIII.H of the Plan are essential to the Plan.  The record in the Chapter 11 Cases fully supports the exculpation provisions, and the exculpation provisions set forth in Article VIII.H of the Plan are appropriately tailored to protect the Exculpated Parties from inappropriate litigation.

QQ.                         Injunction.

54.          The injunction provisions set forth in Article VIII.I of the Plan are essential to the Plan; are necessary to preserve and enforce the releases set forth in Articles VIII.B, VIII.E, VIII.F, and VIII.G of the Plan, the exculpation provisions in Article VIII.H of the Plan; and the compromises and settlements implemented under the Plan; and are narrowly tailored to achieve that purpose.

55.          The injunction provisions set forth in Article VIII.I the Plan:  (a) are within the jurisdiction of this Court under 28 U.S.C. §§ 1334(a), 1334(b), and 1334(d); (b) are an essential means of implementing the Plan pursuant to section 1123(a)(5) of the Bankruptcy Code; (c) are an integral element of the transactions incorporated into the Plan; (d) confer material benefits on, and are in the best interests of, the Debtors, the Estates, and their creditors; (e) are important to the overall objectives of the Plan to finally resolve all Released Claims, Settled Claims, Exculpated Claims, or any other Claims or Causes of Action among or against the parties in interest in the Chapter 11 Cases with respect to the Debtors; and (f) are consistent with sections 105, 1123, and 1129 of the Bankruptcy Code, other provisions of the Bankruptcy Code, and other applicable law.  The record of the Confirmation Hearing and the Chapter 11 Cases is sufficient to support the injunction provisions set forth in Article VIII.I the Plan.

RR.                           The Settlement.

56.          Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, the Plan incorporates an integrated compromise and settlement of the Settled Claims, including the Additional Settlement and the amount of Collateral Diminution (as defined in the Cash Collateral Order) suffered by the RBL Lenders and Second Lien Lenders during the Chapter 11 Cases (collectively, the “Settlement”), and releases and settles the Released Claims and Settled Claims, to achieve a beneficial and efficient resolution of the Chapter 11 Cases for all parties in interest.  If the Plan becomes effective in accordance with its terms, then the RBL Lenders shall be deemed to have accepted the Settlement for all purposes in the Chapter 11 Cases.  Pursuant to the Settlement, the RBL Lenders waive any right to a recovery or distribution of New Common Stock and Warrants in the Second Lien Equity Pool and the Unsecured Equity Pool on account of their RBL Secured Claims and its First Lien Adequate Protection Claim (as defined in the Cash Collateral Order).  In addition, the RBL Lenders agree that, pursuant to the Plan, the Holders of Claims in Classes 4 through 6 shall receive their Pro Rata share of New Common Stock and Warrants as provided in Article III of the Plan.

57.          The Settlement and the distributions and other benefits provided for under the Plan, including the releases set forth in Article VIII.B, Article VIII.F, and Article VIII.G and the exculpation set forth in Article VIII.H, shall be in full satisfaction of any and all potential Released Claims, Settled Claims, Exculpated Claims, or any other Claims or Causes of Action that could have been asserted, regardless of whether any of the foregoing Released Claims, Settled Claims, Exculpated Claims, or other Claims or Causes of Action are identified herein or in the Plan or could have been asserted.  The RBL Agent and the RBL Lenders have agreed to permit distributions of the New Common Stock and Warrants set aside in the Second Lien Equity Pool and the Unsecured Equity Pool to be made to Holders of Allowed Second Lien

Claims, Allowed Senior Notes Claims and Allowed General Unsecured Claims in order to settle the Settled Claims in exchange for the releases provided herein.

58.          The entry of this Confirmation Order shall constitute the Court’s approval pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, as of the Effective Date, of the compromise or settlement of all such Released Claims and Settled Claims and the Court’s determination that such compromises and settlements are in the best interests of the Debtors, their estates, the Reorganized Debtors, creditors and all other parties in interest, and are fair, equitable, and well above the lowest point in the range of reasonableness.  The compromises, settlements and releases described herein shall be deemed nonseverable from each other and from all other terms of the Plan.

59.          The Settlement (a) is a permitted means of implementing the Plan pursuant to section 1123(b) of the Bankruptcy Code; (b) is an integral element of the transactions incorporated into the Plan; (c) confers material benefits on, and is in the best interests of, the Debtors, the Estates, and their creditors; (d) is important to the overall objectives of the Plan to finally resolve all Settled Claims, Released Claims, and any other Claims or Causes of Action among or against the parties in interest in the Chapter 11 Cases with respect to the Debtors; (e) is fair and equitable and represents a resolution within the range of reasonableness; and (f) is consistent with, and satisfies the requirements of, sections 105, 1123, and 1129 of the Bankruptcy Code, other provisions of the Bankruptcy Code, Bankruptcy Rule 9019, and other applicable law.  The Settlement is therefore approved.

SS.                               Retention of Jurisdiction.

60.          Except as otherwise provided in any of the Plan Documents, the Court shall retain jurisdiction over the Chapter 11 Cases and all matters arising out of, or related to, the Chapter 11 Cases and the Plan, including the matters set forth in Article XI of the Plan.

TT.                           Good Faith.

61.          The Debtors have proposed the Plan (including the Plan Documents and all other documents necessary to effectuate the Plan) in good faith and not by any means forbidden by the law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code.  In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases and the formulation of the Plan.  The Debtors’ good faith is evident from the facts and record of the Chapter 11 Cases, the Disclosure Statement, and the record of the Confirmation Hearing.  The Plan was proposed with the legitimate and honest purpose of maximizing the value of the Debtors’ Estates and to effectuate a successful reorganization of the Debtors.  The Plan was the product of extensive negotiations conducted at arm’s length among the Debtors and certain of their key stakeholders.  Further, the Plan’s classification, indemnification, settlement, discharge, exculpation, release, and injunction provisions have been negotiated in good faith and at arm’s length, are consistent with sections 105, 1122, 1123(b)(6), 1129, and 1142 of the Bankruptcy Code, and are each necessary for the Debtors’ successful reorganization.  Accordingly, the requirements of section 1129(a)(3) of the Bankruptcy Code are satisfied.

62.          The Debtors have proposed the Plan with the legitimate and honest purposes of maximizing the value of each of the Debtors’ Estates for the benefit of their stakeholders.  The Plan gives effect to many of the Debtors’ restructuring initiatives, including implementing a value maximizing restructuring transaction.  Accordingly, the Debtors (and all of their respective stockholders, members, officers, directors, agents, financial advisers, attorneys, employees, partners, Affiliates, and representatives) have been, are, and will continue to act in good faith if they proceed to:  (a) consummate the Plan and the Restructuring Transactions and the agreements, settlements, transactions, and transfers contemplated thereby; and (b) take the actions authorized and directed or contemplated by this Confirmation Order.  Therefore, the Plan has been proposed in good faith to achieve a result consistent with the objectives and purposes of the Bankruptcy Code and the aforementioned parties have acted in good faith within the meaning of sections 1125(e) and 1126(e) the Bankruptcy Code.

63.          (a) The Debtors’ admissions and releases contained in the Cash Collateral Order are hereby binding upon the Debtors, the Committee and all other parties in interest for all purposes as set forth in paragraph 22(a) and paragraph 23 of the Cash Collateral Order, (b) the obligations of the Debtors under the First Lien Loan Documents and Second Lien Loan Documents (each as defined in the Cash Collateral Order) shall constitute allowed claims for all purposes in these Chapter 11 Cases, (c) the Prepetition Secured Parties’ security interests in and liens upon the Prepetition Collateral (each as defined in the Cash Collateral Order) shall be deemed to have been, as of the Petition Date, legal, valid, binding and perfected first and second priority security interests, as applicable, not subject to recharacterization, subordination or otherwise avoidable, and (d) the First Lien Prepetition Indebtedness, the Second Lien Prepetition Indebtedness and the Prepetition Secured Parties’ security interests in and liens on the Prepetition Collateral (each as defined in the Cash Collateral Order) shall not be subject to any other or further challenge by the Committee or any other party in interest seeking to exercise the rights of the Debtors’ estates (including, without limitation, any successor thereto).

BASED ON THE FORGOING, IT IS HEREBY ORDERED THAT:

A.                                    Confirmation.

64.          The Plan and the other Plan Documents shall be, and hereby are, confirmed under section 1129 of the Bankruptcy Code.  The terms of the Plan Documents are incorporated by reference into, and are an integral part of, the Plan and this Confirmation Order and are authorized and approved, and the Debtors are authorized to implement their provisions and consummate the Plan without any further authorization except as expressly required by the Plan or this Confirmation Order.

B.                                    Objections.

65.          All objections, responses, reservations, statements, and comments in opposition to the Plan, other than those resolved or withdrawn with prejudice prior to, or on the record at, the Confirmation Hearing are overruled on the merits in all respects.  All withdrawn objections, if any, are deemed withdrawn with prejudice.

C.                                    Omission of Reference to Particular Plan Provisions.

66.          The failure to specifically describe or include any particular provision of the Plan or the Plan Documents in this Confirmation Order shall not diminish or impair the effectiveness of such provision, and such provision shall have the same validity, binding effect and enforceability as every other provision of the Plan and the Plan Documents.

D.                                    Deemed Acceptance of the Plan as Modified.

67.          In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all Holders of Claims who voted to accept the Plan or who are conclusively presumed to have accepted the Plan are deemed to accept the Plan, subject to modifications, if any.  No Holder of a Claim shall be permitted to change its vote as a consequence of the Plan modifications.  All modifications to the Plan made after the Solicitation Date are hereby approved, pursuant to section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019.

E.                                    Plan Implementation.

68.          General Authorization.  The transactions described in the Plan, the other Plan Documents, and this Confirmation Order are hereby approved.  On or before the Effective Date, and after the Effective Date, as necessary, and without any further order of the Court or other authority, the Debtors, the Reorganized Debtors, or New Holdco and their respective directors, officers, members, agents, attorneys, financial advisors, and investment bankers are authorized and empowered pursuant to section 1142(b) of the Bankruptcy Code and other applicable laws to and shall (a) grant, issue, execute, deliver, file, or record any agreement, document, or security, and the documents contained in the Plan or the Plan Documents (as modified, amended, and supplemented pursuant to the provisions of the Plan governing such modifications, amendments, and supplements), in substantially the form included therein, or any other documents related thereto and (b) take any action necessary or appropriate to implement, effectuate, and consummate the Plan, the Plan Documents, or this Confirmation Order, in accordance with their terms.  All such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Court without further approval, act, or action under any applicable law, order, rule, or regulation, including, among other things, (a) all transfers of assets that are to occur pursuant to the Plan, the Plan Documents, or this Confirmation Order; (b) the incurrence of all obligations contemplated by the Plan, the Plan Documents, or this Confirmation Order and the making of all distributions under the Plan, the Plan Documents, or this Confirmation Order; and (c) entering into any and all transactions, contracts, leases, instruments, releases, and other documents and arrangements permitted by applicable law, order, rule, or regulation.  The approvals and authorizations specifically set forth in this Confirmation Order are nonexclusive and are not intended to limit the authority of the Debtors, the Reorganized Debtors, or New Holdco or any officer or director thereof to take any and all actions necessary or appropriate to implement, effectuate, and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order pursuant to section 1142(b) of the Bankruptcy Code.  Pursuant to section 1142 of the Bankruptcy Code, to the extent that, under applicable nonbankruptcy law or the rules of any stock exchange, any of the foregoing actions that would otherwise require approval of the equity holders or directors (or any equivalent body) of the Debtors, the Reorganized Debtors, or New Holdco such approval (including any board resolution required to confirm that the New Common Stock shall be uncertificated) shall be deemed to have occurred and shall be in effect from and after the Effective Date without any further action by the equity holders or directors (or any equivalent body) of the Debtors, the Reorganized Debtors, or New Holdco.  On the Effective Date, or as soon thereafter as is practicable, the Debtors, the Reorganized Debtors, or New Holdco, as applicable, shall, if required, file any documents required to be filed in such jurisdictions so as to effectuate the provisions of the Plan.  Any or all documents contemplated herein shall be accepted by each of the respective filing offices and recorded, if required, in accordance with applicable law.  All counterparties to any documents described in this paragraph are hereby directed to execute such documents as may be required or provided by such documents, without any further order of the Court.

69.          No Action.  Pursuant to the appropriate provisions of the New York Business Corporation Law, the General Corporation Law of the State of Delaware (including section 303 thereof), section 1142(b) of the Bankruptcy Code, or other applicable law, this Confirmation Order shall constitute authorization for the Debtors, the Reorganized Debtors, or New Holdco to enter into, execute, deliver, file, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan, the Plan Documents, this Confirmation Order, and any contract, instrument, or other document to be executed, delivered, adopted, or amended in connection with the implementation of the Plan, and the respective directors, stockholders, managers, or members of the Debtors or the Reorganized Debtors shall not be required to take any actions in connection with the implementation of the Plan, the Plan Documents, or this Confirmation Order.  The Plan Documents are hereby approved, adopted and effective upon the Effective Date.

F.                                     Binding Effect.

70.          On the date of and after entry of this Confirmation Order and subject to the occurrence of the Effective Date, the Plan, the Plan Documents, and this Confirmation Order shall bind any Holder of a Claim or Interest and such Holder’s respective successors and assigns, whether or not:  (a) the Claim or Interest is Impaired under the Plan; (b) such Holder has accepted the Plan; (c) such Holder has failed to vote to accept or reject the Plan or voted to reject the Plan; (d) such Holder is entitled to a distribution under the Plan; (e) such Holder will receive or retain any property or interests in property under the Plan; and (f) such Holder has filed a Proof of Claim in the Chapter 11 Cases.  The Plan, the Plan Documents, and this Confirmation Order constitute legal, valid, binding, and authorized obligations of the respective parties thereto and shall be enforceable in accordance with their terms.  Pursuant to section 1142(a) of the Bankruptcy Code, the Plan, the Plan Documents, and this Confirmation Order shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

G.                                   New Organizational Documents; New Common Stock.

71.          On the Effective Date, the Reorganized Debtors and New Holdco shall enter into the New Organizational Documents, and the New Organizational Documents shall, as of the Effective Date, be valid, binding, and enforceable in accordance with their terms, and each Holder of New Common Stock and Warrants (as applicable) shall be bound thereby, in each case without the need for execution by any party thereto other than the Reorganized Debtors or New Holdco.

72.          Except for shares of the New Common Stock to be delivered pursuant to the Management Incentive Plan, each Person or Entity that receives shares of New Common Stock pursuant to the Plan shall automatically be deemed to be a party to the Stockholders’ Agreement and the Registration Rights Agreement, in accordance with their terms, whether it receives shares on or after the Effective Date and regardless of whether it executes a signature page to the Stockholders’ Agreement or the Registration Rights Agreement.  Subject to, and upon the occurrence of, the Effective Date, and without further notice to any party, or further order or other approval of the Court, or further act or action under applicable law, regulation, order or rule, or the vote, consent, authorization or approval of any Person, the Stockholders’ Agreement and the Registration Rights Agreement are approved and shall be valid and binding on the Reorganized Debtors and all holders of New Common Stock issued pursuant to the Plan.  Except for shares of New Common Stock to be delivered pursuant to the Management Incentive Plan, (a) all New Common Stock and Warrants issued pursuant to the Plan shall be subject to the terms of the Stockholders’ Agreement and (b) all New Common Stock issued pursuant to the Plan shall be subject to the terms of the Registration Rights Agreement.

73.          Each Person or Entity that receives Tranche 1 Warrants pursuant to the Plan shall automatically be deemed to be a party to the Tranche 1 Warrant Agreement, in accordance with its terms.  Subject to, and upon the occurrence of, the Effective Date, and without further notice to any party, or further order or other approval of the Court, or further act or action under applicable law, regulation, order or rule, or the vote, consent, authorization or approval of any Person, the Tranche 1 Warrant Agreement is approved and shall be valid and binding on the

Reorganized Debtors, New Holdco and all holders of Tranche 1 Warrants issued pursuant to the Plan.  Each Person or Entity that receives Tranche 2 Warrants pursuant to the Plan shall automatically be deemed to be a party to the Tranche 2 Warrant Agreement, in accordance with its terms.  Subject to, and upon the occurrence of, the Effective Date, and without further notice to any party, or further order or other approval of the Court, or further act or action under applicable law, regulation, order or rule, or the vote, consent, authorization or approval of any Person, the Tranche 2 Warrant Agreement is approved and shall be valid and binding on the Reorganized Debtors, New Holdco and all holders of Tranche 2 Warrants issued pursuant to the Plan.

74.          In accordance with the Management Incentive Plan, 7% of the New Common Stock shall be reserved to grant equity awards to certain employee groups.  Within 60 days after the Effective Date, 71.43% of such shares will be granted in the form of restricted stock unit awards and allocated among New Holdco’s key officers and employees as identified in and in accordance with the Management Incentive Plan Documents.  Participants’ (as defined in the Management Incentive Plan Documents) participation in the Management Incentive Plan and their respective Awards (as defined in the Management Incentive Plan Documents) shall each be subject to the terms and conditions set forth in the Management Incentive Plan Documents and any applicable Award Agreement (as defined in the Management Incentive Plan Documents).

75.          Pursuant to section 1145 of the Bankruptcy Code, the issuance of the New Common Stock and the Warrants, as contemplated by the Plan, shall be exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any other applicable U.S., state, or local law requiring registration prior to the offering, issuance, distribution, or sale of securities.  In addition, under section 1145 of the Bankruptcy Code, any securities contemplated by the Plan and any and all agreements incorporated therein, including the New Common Stock, shall be subject to (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act; (b) compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments; (c) the restrictions, if any, on the transferability of such securities and instruments, including those set forth in the New Organizational Documents; and (d) applicable regulatory approval, if any.

76.          Each share of the New Common Stock issued and distributed pursuant to the Plan and this Confirmation Order shall be duly authorized, validly issued, fully paid, and non-assessable.  Each distribution and issuance referred to in Article VI of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

H.                                   Plan Classification Controlling.

77.          The terms of the Plan shall solely govern the classification of Claims and Interests for purposes of the distributions to be made thereunder.  The classifications set forth on the Ballots tendered to or returned by the Holders of Claims or Interests in connection with voting on the Plan:  (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims and Interests under the Plan for distribution purposes; (c) may not be relied upon by any Holder of a Claim or Interest as representing the actual classification of such Claim or Interest under the Plan for distribution purposes; and (d) shall not be binding on the Debtors except for voting purposes.  All rights of the Debtors and the Reorganized Debtors to challenge, object to, or seek to reclassify Claims are expressly reserved.

I.                                        Operation as of the Effective Date.

78.          Upon the occurrence of the Effective Date, the terms of the Plan, the Plan Documents, and this Confirmation Order shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, New Holdco, and any and all Holders of Claims against or Interests in the Debtors (irrespective of whether their Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

J.                                      Restructuring Transactions.

79.          The Debtors, the Reorganized Debtors, and New Holdco are authorized to implement and consummate the Restructuring Transactions pursuant to the Plan, the Plan Documents (as may be amended), and this Confirmation Order and are authorized to execute and deliver all necessary documents or agreements required to perform their obligations thereunder.  The Restructuring Transactions pursuant to the Plan are approved and authorized in all respects.  The Debtors, the Reorganized Debtors, and New Holdco are authorized and directed to take all action, necessary, appropriate, or desirable to enter into, implement, and consummate the contracts, instruments, releases, agreements, or other documents created or executed in connection with the Plan.  In accordance with section 1142 of the Bankruptcy Code and applicable nonbankruptcy law, such actions may be taken without further action by stockholders, managers, or directors.

K.                                   Distributions.

80.          All distributions pursuant to the Plan shall be made in accordance with Article VI of the Plan, and such methods of distribution are approved.  The Reorganized Debtors shall have no duty or obligation to make distributions to any Holder of an Allowed Claim unless and until such Holder executes and delivers, in a form acceptable to the Reorganized Debtors, all Plan Documents applicable to such distributions.

L.                                    Retained Assets.

81.          To the extent that the retention by the Debtors of assets held immediately prior to emergence in accordance with the Plan is deemed, in any instance, to constitute a “transfer” of property, such transfer of property to the Debtors (a) is or shall be a legal, valid, and effective transfer of property; (b) vests or shall vest the Debtors with good title to such property, free and clear of all liens, charges, Claims, encumbrances, or interests, except as expressly provided in the Plan or this Confirmation Order; (c) does not and shall not constitute an avoidable transfer under the Bankruptcy Code or under applicable nonbankruptcy law; and (d) does not and shall not subject the Debtors to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including by laws affecting successor or transferee liability.

M.                                 Treatment of Executory Contracts and Unexpired Leases.

82.          Assumption of the Executory Contracts and Unexpired Leases listed in the Notices to Contract and Lease Counterparties are hereby authorized.  Rejection of the Executory Contracts and Unexpired Leases on Exhibit C to the Plan Supplement is hereby authorized.  Unless an Executory Contract or Unexpired Lease (a) was previously rejected; (b) was previously expired or terminated pursuant to its own terms; (c) is the subject of a motion or notice to reject filed on or before the Confirmation Date; or (d) is designated specifically or by category on the Schedule of Rejected

Executory Contracts, Supplemental Schedule of Rejected Executory Contracts, Second Supplemental Schedule of Rejected Executory Contracts, or Third Supplemental Schedule of Rejected Executory Contracts, such Executory Contract or Unexpired Lease shall be deemed to have been assumed by the applicable Debtor.

83.          Unless a party to an Executory Contract has objected to the Cure Costs identified in the Plan Supplement and any amendments thereto, as applicable, the Debtors shall pay such Cure Costs in accordance with the terms of the Plan and the assumption and assignment of any Executory Contract or Unexpired Lease, pursuant to the Plan or otherwise, shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption and/or assignment.  Any disputed Cure Costs shall be determined in accordance with the procedures set forth in Article V.C of the Plan, and applicable bankruptcy and nonbankruptcy law.

84.          Any party to an Executory Contract whose contract is not listed on Exhibit C of the Plan Supplement and has not received a Notice to Contract and Lease Counterparties listing a specific Cure Cost shall be deemed to have a Cure Cost of $0.00.

85.          Executory Contracts and Unexpired Leases entered into by the Debtors after the Petition Date shall remain enforceable after the Effective Date by all parties pursuant to their terms.

86.          Any Executory Contract or Unexpired Lease that is subject to an unresolved objection to the assumption of such Executory Contract or Unexpired Lease that is pending as of the Effective Date will not be assumed until entry of a Final Order resolving the dispute and approving the assumption of such Executory Contract or Unexpired Lease or as may be agreed upon by the Debtors or the Reorganized Debtors and the counterparty; provided that after the Effective Date, the Reorganized Debtors may settle any dispute regarding the amount of any Cure Cost without any further notice to any party or any action, order, or approval of the Bankruptcy Court; provided, further, that notwithstanding anything to the contrary in the Plan, the Debtors reserve the right to either reject or nullify the assumption of any Executory Contract or Unexpired Lease within forty-five (45) days after the entry of a Final Order resolving an objection to assumption, determining the Cure Cost under an Executory Contract or Unexpired Lease that was subject to a dispute, or resolving any request for adequate assurance of future performance required to assume such Executory Contract or Unexpired Lease.

87.          Pursuant to Article V.B. of the Plan, Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be filed with the Court within thirty (30) days after the date of entry of an order of the Court (including this Confirmation Order) approving such rejection.  Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not filed within such time will be automatically Disallowed, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Reorganized Debtors, the Estates, or property of the foregoing parties, without the need for any objection by the Debtors or the Reorganized Debtors, as applicable, or further notice to, or action, order, or approval of this Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules or a Proof of Claim to the contrary.

N.                                    Exit Revolver Credit Facility.

88.          Subject to, and upon the occurrence of, the Effective Date, the Exit Revolver Credit Facility (including the transactions contemplated thereby and all actions to be taken,

undertakings to be made, and obligations to be incurred by the Debtors or the Reorganized Debtors, as the case may be, in connection therewith, including, without limitation, the payment of all fees, indemnities, and expenses provided for therein or otherwise) and the granting of any liens and security interests and entry into and filing of any mortgages in favor of the Exit Revolver Agent securing such obligations are (a) hereby approved; (b) shall be deemed to be valid, binding, and enforceable against the Debtors, the Reorganized Debtors, and their Affiliates party thereto in accordance with their terms, without any further corporate action required by the Debtors or the Reorganized Debtors, as the case may be; and (c) shall be deemed perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Exit Revolver Credit Facility.

89.          Subject to, and upon the occurrence of, the Effective Date, and without further notice to any party, or further order or other approval of the Court, or further act or action under applicable law, regulation, order or rule, or the vote, consent, authorization or approval of any Person, the Debtors and the Reorganized Debtors, as the case may be, shall be and hereby are authorized to enter into and perform under the Exit Revolver Credit Facility Agreement and to execute and deliver the Exit Revolver Credit Facility Agreement and the other Exit Revolver Credit Facility Documents.  This Confirmation Order shall constitute (a) approval of the Exit Revolver Credit Facility Agreement and the other Exit Revolver Credit Facility Documents, all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein, and (b) authorization for the Reorganized Debtors to enter into and execute the Exit Revolver Credit Facility Agreement and the other Exit Revolver Credit Facility Documents.

90.          Subject to, and upon the occurrence of, the Effective Date, the Exit Revolver Credit Facility Documents, and any liens and security interests in favor of the Exit Revolver Agent or the lenders under the Exit Revolver Credit Facility Agreement securing the obligations of the Reorganized Debtors or New Holdco under the Exit Revolver Credit Facility, shall constitute the legal, valid, and binding obligations of the Reorganized Debtors and be enforceable in accordance with their respective terms.  The Exit Revolver Credit Facility Documents shall be deemed to have been entered into in good faith, for legitimate business purposes, are reasonable, shall not be subject to recharacterization or equitable subordination or avoidance for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any other applicable nonbankruptcy law.  On the Effective Date, all of the liens and security interests to be granted in accordance with the Exit Revolver Credit Facility Documents shall be legal, binding, and enforceable liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Revolver Credit Facility Documents and shall be deemed perfected on the Effective Date, subject only to such liens and security interests as may be permitted under the terms of the Exit Revolver Credit Facility Agreement.  The Reorganized Debtors and the Persons granting such liens and security interests are authorized to make all filings and recordings, and to obtain any governmental approvals and consents necessary to establish and perfect such liens and security interests under the provisions of the applicable state, provincial, federal or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the Confirmation Order, but subject to the occurrence of the Effective Date, and any such filings, recordings, approvals and consents shall not be required) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such liens and security interests to third parties.  Notwithstanding anything to the contrary in this Confirmation Order or the Plan, the Court’s retention of jurisdiction shall not govern the enforcement of the Exit Revolver Credit Facility Documents or any other documents executed in connection with the Exit Revolver Credit Facility or any rights or remedies related thereto.

O.                                   New Second Lien Credit Facility.

91.          Subject to, and upon the occurrence of, the Effective Date, the New Second Lien Credit Facility (including the transactions contemplated thereby and all actions to be taken, undertakings to be made, and obligations to be incurred by the Debtors or the Reorganized Debtors, as the case may be, in connection therewith, including, without limitation, the payment of all fees, indemnities, and expenses provided for therein or otherwise) and the granting of any liens and security interests and entry into and filing of any mortgages in favor of the New Second Lien Agent securing the obligations are (a) hereby approved; (b) shall be deemed to be valid, binding, and enforceable against the Debtors, the Reorganized Debtors, and their Affiliates party thereto in accordance with their terms, without any further corporate action required by the Debtors or the Reorganized Debtors, as the case may be; and (c) shall be deemed perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the New Second Lien Credit Facility.

92.          Subject to, and upon the occurrence of, the Effective Date, and without further notice to any party, or further order or other approval of the Court, or further act or action under applicable law, regulation, order or rule, or the vote, consent, authorization or approval of any Person, the Debtors and the Reorganized Debtors, as the case may be, shall be and hereby are authorized to enter into and perform under the New Second Lien Credit Facility Agreement and to execute and deliver the New Second Lien Credit Facility Agreement and the other New Second Lien Credit Facility Documents.  This Confirmation Order shall constitute (a) approval of the New Second Lien Credit Facility Agreement and the other New Second Lien Credit Facility Documents, all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein, and (b) authorization for the Reorganized Debtors to enter into and execute the New Second Lien Credit Facility Agreement and the other New Second Lien Credit Facility Documents.

93.          Subject to, and upon the occurrence of, the Effective Date, the New Second Lien Credit Facility Documents and any liens and security interests in favor of the New Second Lien Agent or the lenders under the New Second Lien Credit Facility Agreement securing the obligations of the Reorganized Debtors or New Holdco under the New Second Lien Credit Facility shall constitute the legal, valid, and binding obligations of the Reorganized Debtors and be enforceable in accordance with their respective terms.  The New Second Lien Credit Facility Documents shall be deemed to have been entered into in good faith, for legitimate business purposes, are reasonable and shall be, and hereby are, not subject to recharacterization or equitable subordination or avoidance for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any other applicable nonbankruptcy law.  On the Effective Date, all of the liens and security interests to be granted in accordance with the New Second Lien Credit Facility Documents shall be legal, binding and enforceable liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the New Second Lien Credit Facility Documents and shall be deemed perfected on the Effective Date, subject only to such liens and security interests as may be permitted under the terms of the New Second Lien Credit Facility Agreement.  The Reorganized Debtors and the Persons granting such liens and security interests are authorized to make all filings and recordings, and to obtain any governmental approvals and consents necessary to establish and perfect such liens and security interests under the provisions of the applicable state, provincial, federal or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the Confirmation Order, but subject to the occurrence of the Effective Date, and any such filings, recordings, approvals and consents shall not be required) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such liens and security interests to third parties.  Notwithstanding anything to the contrary in this Confirmation Order or the Plan, the Court’s retention of jurisdiction shall not govern the enforcement of the New Second Lien Credit Facility Documents or any other documents executed in connection with the New Second Lien Credit Facility or any rights or remedies related thereto.

P.                                     Directors and Officers of Reorganized Debtors and New Holdco.

94.          The Reorganized Debtors’ and New Holdco’s initial directors and officers, to the extent known, have been disclosed prior to the Confirmation Hearing and are hereby approved.  To the extent that any director or officer has not yet been determined, such determination will be made in accordance with the New Organizational Documents, and such appointment is hereby approved.

Q.                                   Management Incentive Plan; Performance Award Program.

95.          The Management Incentive Plan is hereby approved in its entirety and shall be adopted and implemented pursuant to the Management Incentive Plan Documents on the

Effective Date by New Holdco without any further action by the New Board or the Bankruptcy Court.

96.          Payments under the Performance Award Program are hereby deemed earned and payable in accordance with the Order Approving and Authorizing the Performance Award Program [Docket No. 586], and all such payments shall constitute Allowed Administrative Expense Claims under the Plan.  On the Effective Date or such other date contemplated by the Performance Award Program, the Reorganized Debtors shall make any and all payments under the Performance Award Program.

R.                                    Exemption from Transfer Taxes.

97.          In accordance with section 1146(a) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under or in connection with the Plan, the creation and recording of any mortgage, deed of trust, or other security interest as collateral security for the Exit Revolver Credit Facility, the New Second Lien Credit Facility, or otherwise, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including any merger agreements or agreements of consolidation, deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan shall not be subject to any stamp or similar tax.

S.                                      Governmental Approvals Not Required.

98.          This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state or any other governmental authority with respect to the implementation or consummation of the Plan and the Plan Documents.

T.                                    Filing and Recording.

99.          This Confirmation Order is and shall be binding upon and shall govern the acts of all persons or entities including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required, by operation of law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any document or instrument.  Each and every federal, state, and local government agency is hereby directed to accept any and all documents and instruments necessary, useful, or appropriate (including financing statements under the applicable uniform commercial code) to effectuate, implement, and consummate the transactions contemplated by the Plan and this Confirmation Order without payment of any stamp tax or similar tax imposed by state or local law.

U.                                    Tax Withholding.

100.        In accordance with the provisions of the Plan and subject to Article VI.E of the Plan, to the extent applicable, the Reorganized Debtors and New Holdco shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.  Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and New Holdco shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions or establishing any other mechanisms they believe are reasonable and appropriate.

V.                                    Discharge of Claims and Termination of Interests; Compromise and Settlement of Claims, Interests, and Controversies.

101.        Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, this Confirmation Order, or in any contract, instrument, or other agreement or document created pursuant to the Plan, including the Plan Documents, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not:  (a) a Proof of Claim based upon such debt, right, or Interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (c) the Holder of such a Claim or Interest has accepted the Plan.  Any default or “event of default” by the Debtors or Affiliates with respect to any Claim or Interest that existed immediately before or on account of the Filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date.  The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests, subject to the Effective Date occurring.

102.        Pursuant to Bankruptcy Rule 9019 and section 1123(b)(3) of the Bankruptcy Code and in consideration for the classification, distributions, releases, and other benefits provided pursuant to the Plan, on the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, including Settled Claims and Released Claims, Interests, controversies, or issues relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest, as reflected in the Settlement.  The Settlement is hereby approved, as it is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and within the range of reasonableness.  In accordance with the provisions of the Plan and subject to Article VII and Article VIII.A of the Plan, pursuant to Bankruptcy Rule 9019 and section 1123(b)(3) of the Bankruptcy Code, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors or New Holdco may compromise and settle Claims against the Debtors and their Estates and Causes of Action against other Entities.

103.        Upon the Effective Date, except as otherwise provided by the Plan or this Confirmation Order, all ongoing litigation, including any adversary proceedings and contested matters in the Chapter 11 Cases (and related motions) pending as of the Confirmation Date, shall be deemed dismissed with prejudice.  For the avoidance of doubt, the adversary proceeding styled Sabine Oil & Gas Corp. (f/k/a Forest Oil Corp.) v. Wilmington Trust, N.A. (In re Sabine Oil & Gas Corp.), No. 15-01126 (SCC) (Bankr. S.D.N.Y.) shall be dismissed.

W.                                Record Date for Distributions to Holders of RBL Secured Claims.

104.        Except as otherwise provided in the Plan, all distributions to Holders of RBL Secured Claims or their designees shall be made by the Reorganized Debtors to the Holders of RBL Secured Claims or their designees as of the date hereof.

X.                                   Record Date for Distributions to Holders of Second Lien Claims.

105.        Except as otherwise provided in the Plan, all distributions to Holders of Second Lien Claims or their designees shall be made by the Reorganized Debtors to the Holders of Second Lien Claims of record as of the date hereof.

Y.                                    Record Date for Distributions to Holders of Senior Notes Claims.

106.        Except as otherwise provided in the Plan or as reasonably requested by the Senior Notes Indenture Trustees, all distributions to Holders of Senior Notes Claims shall be deemed completed when made to the Senior Notes Indenture Trustees of record as of the date hereof.  As soon as practicable in accordance with the requirements set forth in Article VI of the Plan, each Senior Notes Indenture Trustee shall arrange to deliver such distributions to or on behalf of such Holders of Allowed Senior Notes Claims.

Z.                                    RBL Released Parties Release.

107.        The release provisions set forth in Article VIII.B of the Plan are hereby incorporated in their entirety, approved in their entirety, and shall be immediately effective as of the Effective Date and binding on all Persons to the extent set forth therein.

AA.                           Debtor Release; Third Party Release.

108.        Each of the release provisions as set forth in, among others, Articles VIII.F and VIII.G of the Plan, is hereby incorporated in its entirety, approved in its entirety, and shall be immediately effective as of the Effective Date and binding on all Persons to the extent set forth therein.

BB.                           Release of Liens.

109.        The release provisions set forth in Article VIII.E of the Plan are hereby incorporated in their entirety, approved in their entirety, and shall be immediately effective as of the Effective Date and binding on all Persons to the extent set forth therein.

CC.                           Exculpation.

110.        The exculpation provisions set forth in Article VIII.H of the Plan are hereby incorporated in their entirety, approved in their entirety, and shall be immediately effective as of the Effective Date and binding on all Persons to the extent set forth therein.

DD.                           Injunction.

111.        The injunction provisions set forth in Article VIII.I of the Plan are hereby incorporated in their entirety, approved in their entirety, and shall be immediately effective as of the Effective Date and binding on all Persons to the extent set forth therein.

EE.                           Certain Government Matters.

112.        As to the United States of America, its agencies, departments, or agents (collectively, the “United States”), nothing in the Plan or Confirmation Order shall limit or expand the scope of discharge, release or injunction to which the Debtors or Reorganized Debtors are entitled to under the Bankruptcy Code, if any.  The discharge, release and injunction provisions contained in the Plan and Confirmation Order are not intended and shall not be construed to bar the United States from, subsequent to the Confirmation Order, pursuing any police or regulatory action.

113.        Accordingly, notwithstanding anything contained in the Plan or Confirmation Order to the contrary, nothing in the Plan or Confirmation Order shall discharge, release, impair or otherwise preclude:  (1) any liability to the United States that is not a “claim” within the meaning of section 101(5) of the Bankruptcy Code; (2) any Claim of the United States arising on or after the Effective Date; (3) any valid right of setoff or recoupment of the United States against any of the Debtors; or (4) any liability of the Debtors or Reorganized Debtors under police or regulatory statutes or regulations to any Governmental Unit (as defined by section 101(27) of the Bankruptcy Code) as the owner, lessor, lessee or operator of property that such entity owns, operates or leases after the Effective Date.  Nor shall anything in this Confirmation Order or the Plan:  (i) enjoin or otherwise bar the United States or any Governmental Unit from asserting or enforcing, outside the Bankruptcy Court, any liability described in the preceding sentence; or (ii) divest any court, commission, or tribunal of jurisdiction to determine whether any liabilities asserted by the United States or any Governmental Unit are discharged or otherwise barred by this Confirmation Order, the Plan, or the Bankruptcy Code.

114.        Moreover, nothing in the Confirmation Order or the Plan shall release or exculpate any non-debtor, including any Released Parties or Exculpated Parties, from any liability to the United States, including but not limited to any liabilities arising under the Internal Revenue Code, the environmental laws, or the criminal laws against the Released Parties or Exculpated Parties, nor shall anything in this Confirmation Order or the Plan enjoin the United States from bringing any claim, suit, action or other proceeding against the Released Parties or Exculpated Parties for any liability whatsoever; provided, however, that the foregoing sentence shall not limit the scope of discharge granted to the Debtors under sections 524 and 1141 of the Bankruptcy Code.

115.        Except as provided by Articles VIII.B, VIII.H, and VIII.I of the Plan, nothing in the Debtors’ bankruptcy proceedings, the Confirmation Order, the Plan, the Bankruptcy Code, or any other document filed in the Debtors’ bankruptcy cases shall be construed to discharge, release, limit, or relieve the Debtors or any other party, in any capacity, from any liability or responsibility with respect to the Pension Plans or any other defined benefit pension plan under any law, regulatory provision, or governmental policy. Except as provided by Articles VIII.B, VIII.H, and VIII.I of the Plan, PBGC and the Pension Plans shall not be enjoined or otherwise precluded from enforcing such liability or responsibility by any provision of the Plan, the

Confirmation Order, the Bankruptcy Code, or any other document filed in the Debtors’ bankruptcy cases.

FF.                             State and Local Taxing Authorities.

116.        Notwithstanding Article III.B of the Plan, the tax liens, including statutory liens and privileges if any, of the Texas Ad Valorem Taxing Jurisdictions,(2) the Local Texas Tax Authorities,(3) and the Louisiana Department of Revenue (together, collectively, the “Taxing Authorities”), to the extent that the Taxing Authorities are entitled to such liens, shall be expressly retained in accordance with applicable state law with respect to taxes payable under applicable state law to the Taxing Authorities in the ordinary course of business.  Furthermore, the Taxing Authorities shall not be required to submit a request for payment of an Administrative Claim with respect to the payment of taxes pursuant to Section 503(b)(1)(D) of the Bankruptcy Code.

117.        Notwithstanding anything in the Plan or this Confirmation Order to the contrary, Administrative Claims shall include Allowed Administrative Claims that arise in the ordinary course of the Debtors’ businesses, including Claims held by the Taxing Authorities for taxes incurred by the Debtors following the Petition Date (in accordance with section 503(b)(1)(B)-(D) of the Bankruptcy Code), which shall be paid in accordance with section 1129(a)(2)(A) or, if not due on the Effective Date, in the ordinary course of business in accordance with applicable law and the terms of (and subject to the conditions of) any agreements governing, instruments

(2)         “Texas Ad Valorem Taxing Jurisdictions” shall mean, together, collectively, the County of Freestone, Texas, Gladewater Independent School District, Pine Tree Independent School District, Harrison Central Appraisal District, The County of Harrison, Texas, the County of Leon, Texas, and Midland Central Appraisal District.

(3)         The “Local Texas Tax Authorities” shall mean, together, collectively, Archer County, Atacosa County, Beckville ISD, Cherokee CAD, Cypress-Fairbanks ISD, DeWitt County, Ector CAD, Elysian Fields, ISD, Fort Bend County, Gregg County, Harris County, Hidalgo County, Lvaca County, Live Oak CAD, Madison County, Nueces County, Rio Grande City CISD, Rusk County, Shelby County, Starr County, Tyler County, Upshur County, Webb CISD, and Yoakum ISD.

evidencing, or other documents relating to such transactions.  In the event such Taxing Authority’s Claim is not an Allowed Administrative Claim on the Effective Date, but subsequently it or a portion thereof becomes an Allowed Claim, to the extent the Claim is Allowed by order of the Court or agreed to by the parties, it shall be paid within 120 days of becoming an Allowed Claim together with interest accruing from the Effective Date in accordance with section 960 of title 28 of the United States Code and/or sections 511 and 1129 of the Bankruptcy Code for it to remain unimpaired.  The Reorganized Debtors will fully comply with state tax laws by timely filing all required postpetition tax returns when due or timely filing a request for extension, and will pay all debts owed to the Taxing Authorities, including any tax, interest, and penalties accrued through the date of payment in the ordinary course of business.

118.        Notwithstanding anything contained in the Plan or this Confirmation Order to the contrary, nothing in the Plan or this Confirmation Order shall discharge, release, impair, or otherwise preclude any valid right of setoff or recoupment of the Louisiana Department of Revenue against any of the Debtors.

119.        To the extent that any Allowed Priority Tax Claim of the Louisiana Department of Revenue is not paid on the Effective Date or when Allowed in lump sum, notwithstanding anything contained in the Plan or this Confirmation Order to the contrary, commencing on the first day of the first three month period of the calendar year beginning January 1st, April 1st, July 1st, or October 1st (“Quarter”) following the Effective Date (the “Initial Distribution Date”) any Allowed Priority Tax Claims owed to the Louisiana Department of Revenue, if not paid in full in lump sum, will commence and shall be paid in full by not less than equal and consecutive cash payments made beginning on the Initial Distribution Date and continuing on the next Quarter and on the first day of each quarter thereafter, over, and within, five years from the

Petition Date, pursuant to section 1129(a)(9)(C) and such Quarterly payments shall continue with each consecutive quarter thereafter.  Such payments shall commence on the first date of the first Quarter following the Louisiana Department of Revenue’s Claim becoming an Allowed Priority Tax Claim.

120.        Notwithstanding anything contained in the Plan or this Confirmation Order to the contrary, failure to make a payment due to the Louisiana Department of Revenue under the Plan, for an Allowed Claim shall be an event of default (an “Event of Default”).  Upon an Event of Default remaining uncured for 30 days after the issue date of written notice to the Reorganized Debtors and Reorganized Debtors’ counsel, the administrative collection powers and rights of the Louisiana Department of Revenue will be reinstated as they existed prior to the bankruptcy, including but not limited to, the assessment of taxes, the filing of a tax lien, and the powers of levy, seizure, and sale under title 47 of the Louisiana Revised Statutes, specifically including but not limited to La. R.S. §47:1561, et seq.  The Louisiana Department of Revenue shall not be obligated to seek relief from the Bankruptcy Court to exercise its rights, including but not limited to, the assessment of taxes, the filing of a tax lien and the powers of levy, seizure, and sale under title 47 of the Louisiana Revised Statutes; provided, however, that notwithstanding anything contained herein to the contrary, the Bankruptcy Court shall retain jurisdiction to determine the extent, priority, and allowance of the Louisiana Department of Revenue’s Claim.  Nothing contained herein shall impair the administrative collection powers and rights of the Louisiana Department of Revenue for payments due for tax periods falling after the Administrative Claims Bar Date.

GG.                         Interest on Priority Tax Claims and Class 2 Other Secured Claims.

121.        To the extent that a Holder of an Allowed Priority Tax Claim or Class 2 Other Secured Claim is entitled to receive interest on such Claim after the Effective Date in accordance with sections 511 and 1129 of the Bankruptcy Code to remain unimpaired, such interest will be provided.

122.        To the extent that a Holder of an Allowed Class 2 Other Secured Claim is entitled to payment of any interest required under section 506(b) and section 1129(b)(2)(A)(i)(II) of the Bankruptcy Code to remain unimpaired, such interest will be provided.

HH.                         Nordheim and HPIP Claims.

123.        Nothing in the Plan or this Confirmation Order shall alter, modify, or impair (i) Nordheim Eagle Ford Gathering, LLC’s (“Nordheim”) or HPIP Gonzalez Holdings, LLC’s (“HPIP”) right to relief in connection with their Notices of Appeal [Docket No. 1098, 1142]; [Adv. Pro. No. 16-01042, Docket No. 24]; [Adv. Pro. No. 16-01043, Docket No. 24]; Motion for Stay Pending Appeal [Docket No. 1099]; and Expedited Requests for Certification to the United States Court of Appeals for the Second Circuit [Docket No. 1100, 1143]; [Adv. Pro. No. 16-01043, Docket No. 25] and nothing in this Confirmation Order shall impair the Debtors’ rights to object to any relief requested by Nordheim or HPIP in connection with their Notices of Appeal [Docket No. 1098, 1142]; [Adv. Pro. No. 16-01042, Docket No. 24]; [Adv. Pro. No. 16-01043, Docket No. 24]; Motion for Stay Pending Appeal [Docket No. 1099]; and Expedited Requests for Certification to the United States Court of Appeals for the Second Circuit [Docket No. 1100, 1143]; [Adv. Pro. No. 16-01043, Docket No. 25] or (ii) any respective claims that Nordheim or HPIP may have, if Nordheim and/or HPIP are successful in their respective appeals against (a) the Debtors or the Reorganized Debtors, (b) DCP South Central Texas LLC, (c) their respective successors and assigns, or (d) subject to Article VIII.B of the Plan, any other person or entity.

II.                                   UNOCAL PSA.

124.        Notwithstanding anything to the contrary in the Plan or this Confirmation Order, nothing in the Plan or this Confirmation Order shall constitute a finding that the Purchase and Sale Agreement by and between Union Oil Company of California, Pure Resources, L.P., Pure Partners, L.P. and PRS Offshore, L.P., as Sellers and Forest Oil Corporation, as Buyer, effective September 20, 2003 (the “PSA”) is an executory contract that can be rejected under the Bankruptcy Code.  All parties reserve all of their rights and defenses with respect to the executory nature of the PSA.

JJ.                               Schlumberger Party Contracts.

125.        The cure cost with respect to the Debtors’ assumption of the Acquisition and Development Agreement with STC Eagleville, LLC, Schlumberger Technology Corp., Smith International, Inc., and M-I L.L.C. set forth in exhibit A to the Notice to Contract and Lease Counterparties dated May 18, 2016 does not waive or impair, and is without prejudice to any, indemnification rights of STC Eagleville, LLC, Schlumberger Technology Corp., Smith International, Inc., and M-I LLC under the assumed Acquisition and Development Agreement.

KK.                         ETP Contracts.

126.        Notwithstanding anything to the contrary in the Plan or this Confirmation Order, all issues related to the Limited Objection of the Energy Transfer Parties to Debtors’ Notices to Contract and Lease Counterparties [Docket No. 1213] (the “ETP Objection”) including the settlement of cure amounts or the rejection of certain of the Executory Contracts referenced in the ETP Objection, are to be reserved for resolution at the omnibus hearing scheduled for August 10, 2016.

LL.                           Seitel Agreements.

127.        The Debtors are authorized to assume, effective immediately, the following contracts as modified herein:  (a) 2D & 3D Onshore/Offshore Master Seismic Data Participation and Licensing Agreement dated December 6, 2012 (the “MLA”) between Seitel Data, Ltd., Seitel Data Corp., Seitel Offshore Corp. and Olympic Seismic, Ltd. n/k/a Seitel Canada Ltd. (collectively, “Seitel”) and Sabine Oil & Gas Corporation; and (b) License Continuation 3D Onshore Seismic Data dated December 29, 2014 (the “Continuation Agreement,” and together with the MLA, the “Seitel Agreements”) between Seitel Data, Ltd. and Sabine Oil & Gas Corporation, with all attachments, schedules, supplements and exhibits related only to the 25.00 committed square miles known as Agarita-Yorktown as depicted thereon.  All other data identified in the Continuation Agreement is excluded, and the Continuation Agreement shall be modified so as to remove all other data.   The cure amount for the assumption of the Seitel Agreements, as set forth in the new Continuation Agreement, shall be USD $20,000.00.  Other than the modifications discussed herein, nothing in the Plan shall modify the Seitel Agreements; provided, however, that the Plan shall not trigger a “change in control” under any of the Seitel Agreements.  Further, the Plan does not affect any future right for Seitel to assert a change of control for future transactions or events that occur subsequent to the Plan and its confirmation.

MM.                     Notice of Entry of Confirmation Order and Occurrence of the Effective Date.

128.        As soon as practicable after the Effective Date, the Debtors shall file with the Court and serve by first class mail or overnight delivery service a notice of the entry of this Confirmation Order and occurrence of the Effective Date, in substantially the form annexed hereto as Exhibit 2 (the “Confirmation and Effective Date Notice”), on each of the following at their respective addresses last known to the Debtors:  (a) the Office of the U.S. Trustee for the Southern District of New York; (b) the holders of the 50 largest unsecured claims against the

Debtors (on a consolidated basis); (c) counsel to the Committee; (d) the RBL Agent; (e) counsel to the RBL Agent; (f) the Second Lien Agent; (g) counsel to the Second Lien Agent; (h) the 2017 Senior Notes Indenture Trustee; (i) counsel to the 2017 Senior Notes Indenture Trustee; (j) the 2019 Senior Notes Indenture Trustee; (k) the 2020 Senior Notes Indenture Trustee; (l) counsel to certain Holders of 2019 Senior Notes Claims and 2020 Senior Notes Claims; (m) the United States Attorney’s Office for the Southern District of New York; (n) the Internal Revenue Service; (o) the United States Securities and Exchange Commission; (p) the Environmental Protection Agency and similar state environmental agencies for states in which the Debtors conduct business; (q) the state attorneys general for states in which the Debtors conduct business; and (r) any party that has requested notice pursuant to Bankruptcy Rule 2002.  Such service shall constitute adequate and sufficient notice pursuant to Bankruptcy Rule 2002(f)(7), 2002(i)-(l) and 3020(c) of the confirmation of the Plan, the entry of this Confirmation Order and occurrence of the Effective Date.

NN.                           Cancellation of Liens.

129.        Except as otherwise provided in the Plan, this Confirmation Order, or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released, settled, discharged, and compromised and all rights, titles, and interests of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall revert to the Reorganized Debtors and their successors and assigns.  To the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan, or any agent for such Holder, has filed or recorded publicly any liens and/or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) is authorized and agrees to take any and all steps requested by the Debtors or the Reorganized Debtors that are necessary to cancel or extinguish such Liens or security interest; provided that the Reorganized Debtors shall be authorized to file any necessary or desirable documents to evidence such release in the name of such Secured Party.

OO.                         Cancellation of Existing Securities and Agreements.

130.        Except to the extent provided in the Plan, including in Article IV.E thereof, any document, agreement, or instrument evidencing any Claim or Interest shall be deemed automatically cancelled and of no force and effect on the Effective Date without further act or action under any applicable agreement, law, regulation, order, or rule and any and all obligations or liabilities of the Debtors under such documents, agreements, or instruments evidencing such Claims and Interests shall be discharged; provided, however, that all indemnification obligations and expense reimbursement obligations of the Debtors arising under the RBL Credit Facility Documents and Second Lien Credit Facility Documents in favor of the RBL Agent, the RBL Lenders, the Second Lien Agent, the Second Lien Lenders, or their respective directors, officers, employees, agents, affiliates, controlling persons, and legal and financial advisors, shall survive, remain in full force and effect, and be enforceable against the Reorganized Debtors on and after the Effective Date.

PP.                             Survival of Senior Notes Indentures.

131.        Notwithstanding any contrary provision in the Plan or this Confirmation Order, the Senior Notes Indentures shall continue in effect to the extent necessary to (i) allow the (a) Senior Notes Indenture Trustees, as applicable, or, (b) upon the consent of the applicable

Senior Notes Indenture Trustee, the Disbursing Agent(4), to make distributions to the Senior Notes Holders; (ii) permit the Senior Notes Indenture Trustees to assert their respective charging lien in accordance with the terms of the applicable Senior Notes Indenture; (iii) permit the Senior Notes Indenture Trustees to appear before the Bankruptcy Court or any other court of competent jurisdiction after the Effective Date; and (iv) permit the Senior Notes Indenture Trustees to perform any functions that are necessary to effectuate the foregoing.

QQ.                         Professional Compensation and Reimbursement Claims.

132.        All entities seeking awards by the Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 327, 328, 330, and 331 of the Bankruptcy Code shall (a) file, on or before the date that is thirty (30) days after the Effective Date their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred and (b) be paid in full, in Cash, when such amounts as are Allowed by the Court in accordance with the order(s) relating to or allowing any such Professional Claim by the Professional Fee Escrow in the case of the Debtors’ Professionals and by the Reorganized Debtors in the case of all other professionals.

RR.                           Return of Deposits.

133.        All utilities, including any Person who received a deposit or other form of “adequate assurance” of performance pursuant to section 366 of the Bankruptcy Code during the Chapter 11 Cases (collectively, the “Deposits”), whether pursuant to the Final Order (I) Approving the Debtors’ Proposed Adequate Assurance of Payment for Future Utility Services, (II) Prohibiting Utility Companies From Altering, Refusing, or Discontinuing Services, and (III) Approving the Debtors’ Proposed Procedures for Resolving Adequate Assurance

(4)           The “Disbursing Agent” shall mean the disbursing agent under the 2017 Senior Notes Indenture, the 2019 Senior Notes Indenture or the 2020 Senior Notes Indenture, as applicable.

Requests [Docket No. 119] or otherwise, including, gas, electric, telephone, data, cable, trash, and sewer services, are directed to return such Deposits to the Reorganized Debtors, either by setoff against postpetition indebtedness or by Cash refund, within thirty (30) days following the Effective Date.

SS.                               Effect of Confirmation Order on Other Orders.

134.        Unless expressly provided for herein, nothing in the Plan or this Confirmation Order shall affect any orders entered in the Chapter 11 Cases pursuant to section 365 of the Bankruptcy Code or Bankruptcy Rule 9019.

TT.                           Inconsistency.

135.        In the event of any inconsistency between the Plan (including the Plan Supplement) and this Confirmation Order, this Confirmation Order shall govern.  To the extent any provision of any final Plan Supplement document may conflict or is inconsistent with any provision in the Plan, the terms of the final Plan Supplement document shall govern and be binding and exclusive.

UU.                           Injunctions and Automatic Stay.

136.        Unless otherwise provided in the Plan or in this Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Court, and extant on this Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect through and including the Effective Date.  All injunctions or stays contained in the Plan or this Confirmation Order shall remain in full force and effect in accordance with their terms.

VV.                           Conditions Precedent to the Effective Date.

137.        Notwithstanding Article IX.B.5 of the Plan, all actions and all agreements, instruments or other documents necessary to implement the Plan (including the Stockholders’ Agreement, the Registration Rights Agreement, and the Warrant Agreements) shall be effected or executed and delivered by no later than August 10, 2016.

WW.                   Authorization to Consummate.

138.        The Debtors are authorized to consummate the Plan and the Restructuring Transactions at any time after the entry of this Confirmation Order subject to satisfaction or waiver (by the required parties) of the conditions precedent to consummation set forth in Article IX of the Plan.

XX.                         Substantial Consummation.

139.        On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

YY.                           No Waiver.

140.        The failure to specifically include any particular Plan Document or provision of the Plan or Plan Document in this Confirmation Order will not diminish the effectiveness of such document or provision nor constitute a waiver thereof, it being the intent of this Court that the Plan is confirmed in their entirety, the Plan Documents are approved in the entirety, and all are incorporated herein by this reference.

ZZ.                           Severability.

141.        Each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is (a) valid and enforceable in accordance with its terms; (b) integral to the Plan and may not be deleted or modified except in accordance with Article X.A of the Plan; and (c) nonseverable and mutually dependent.

AAA.                  Administrative Claims Bar Date.

142.        Unless otherwise provided by the Plan, this Confirmation Order, any other applicable order of the Bankruptcy Court, or agreed to by the Holder of an Allowed Administrative Claim and the Debtors, all requests for Payment of Administrative Claims must be Filed and served on the Debtors no later than the Administrative Claims Bar Date.  Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims that do not File and serve such a request by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, or their property and such Administrative Claims shall be deemed discharged as of the Effective Date.

BBB.                  Post-Confirmation Date Fees of the Committee Professionals and Continued Existence of the Committee.

143.        Notwithstanding Article XII.C of the Plan, (i) after the Confirmation Date, the Debtors or Reorganized Debtors, as applicable, shall be responsible for paying any fees or expenses incurred by the professionals retained by the Committee, solely to the extent allowed by the Court under section 503(b) of the Bankruptcy Code, or as otherwise agreed by the Debtors, the Reorganized Debtors, the Exit Revolver Agent, and the RBL Agent, as applicable, each in their sole discretion; and (ii) the Committee shall not be dissolved on the Effective Date.

CCC.                  Fees and Expenses of the RBL Agent.

144.        On the Effective Date, or at a later date if otherwise agreed upon at by the RBL Agent, the Reorganized Debtors shall pay in Cash all outstanding fees and expenses of the RBL Agent under the RBL Credit Facility or the Cash Collateral Order.

DDD.                  Fees and Expenses of the Second Lien Agent.

145.        On the Effective Date, or at a later date if otherwise agreed upon by the Second Lien Agent, the Reorganized Debtors shall pay in Cash all outstanding fees and expenses of the Second Lien Agent under the Second Lien Credit Facility or the Cash Collateral Order.

EEE.                  Effect of Non-Occurrence of Effective Date.

146.        If the Effective Date does not occur, then:  (a) the Plan shall be null and void in all respects; (b) any settlement, compromise, release, waiver, discharge, and exculpation embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, the Settlement, and any document or agreement executed pursuant to the Plan, shall be deemed null and void and without legal effect; and (c) nothing contained in the Plan or the Disclosure Statement shall:  (i) constitute a waiver or release of any Claims or Interests; (ii) prejudice in any manner the rights of the Debtors or any other Person or Entity; or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Person or Entity.

FFF.                     Debtors’ Actions Post-Confirmation Through the Effective Date.

147.        During the period from entry of this Confirmation Order through and until the Effective Date, each of the Debtors shall continue to operate their business as a debtor in possession, subject to the oversight of the Court as provided under the Bankruptcy Code, the Bankruptcy Rules, and this Confirmation Order and any order of the Court that is in full force and effect.

GGG.               Conditions to Effective Date.

148.        The Plan shall not become effective unless and until the conditions set forth in Article IX.B of the Plan have been satisfied or waived pursuant to Article IX.C of the Plan.

HHH.               Bankruptcy Rule 3020(e).

149.        Notwithstanding Article XII.A or any other provision of the Plan or this Confirmation Order, the 14-day stay of this Confirmation Order set forth in Bankruptcy Rule 3020(e) shall not be waived.

New York, New York
Dated: July 27, 2016

THE HONORABLE SHELLEY C. CHAPMAN
UNITED STATES BANKRUPTCY JUDGE

Exhibit 1

Plan of Reorganization

[Exhibit not included.]

Exhibit 2

Confirmation and Effective Date Notice

Paul M. Basta, P.C.	James H.M. Sprayregen, P.C.
Jonathan S. Henes, P.C.	Ryan Blaine Bennett (admitted pro hac vice)
Christopher Marcus, P.C.	Brad Weiland (admitted pro hac vice)
KIRKLAND & ELLIS LLP	KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP	KIRKLAND & ELLIS INTERNATIONAL LLP
601 Lexington Avenue	300 North LaSalle Street
New York, New York 10022	Chicago, Illinois 60654
Telephone: (212) 446-4800	Telephone: (312) 862-2000
Facsimile: (212) 446-4900	Facsimile: (312) 862-2200

Counsel to the Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11
)
SABINE OIL & GAS CORPORATION, et al.,	)	Case No. 15-11835 (SCC)
)
)
Debtors.	)	(Jointly Administered)
)

NOTICE OF (I) ENTRY OF
ORDER CONFIRMING THE DEBTORS’ AMENDED
JOINT PLAN OF REORGANIZATION PURSUANT TO CHAPTER
11 OF THE BANKRUPTCY CODE AND (II) OCCURRENCE OF EFFECTIVE DATE

TO ALL CREDITORS, INTEREST HOLDERS, AND OTHER PARTIES IN INTEREST:

PLEASE TAKE NOTICE that an order [Docket No.    ] (the “Confirmation Order”) confirming the Second Amended Joint Chapter 11 Plan of Reorganization of Sabine Oil & Gas Corporation and Its Debtor Affiliates (as may be modified, the “Plan”), was entered by the Honorable Shelley C. Chapman, United States Bankruptcy Judge, and docketed by the Clerk of the United States Bankruptcy Court for the Southern District of New York (the “Court”) on July 27, 2016.  Unless otherwise defined in this notice, capitalized terms used in this notice shall have the meanings ascribed to them in the Plan and the Confirmation Order.

PLEASE TAKE FURTHER NOTICE that copies of the Confirmation Order, the Plan, and the related documents, are available on the Court’s website at http://www.nysb.uscourts.gov.  To access the Court’s website, you will need a PACER password and login, which can be obtained at http://www.pacer.psc.uscourts.gov.

PLEASE TAKE FURTHER NOTICE that the Effective Date occurred on August 10, 2016.

PLEASE TAKE FURTHER NOTICE that, unless otherwise provided by the Plan, the Confirmation Order, any other applicable order of the Bankruptcy Court, or agreed to by the Holder of an Allowed Administrative Claim and the Debtors, all requests for Payment of Administrative Claims must be Filed and served on the Debtors no later than September 9, 2016 (the “Administrative Claims Bar Date”).  Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims that do not File and serve such a request by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, or their property and such Administrative Claims shall be deemed discharged as of the Effective Date.

PLEASE TAKE FURTHER NOTICE that, unless otherwise provided by an order of the Bankruptcy Court, any Proofs of Claim based upon the rejection of the Debtors’ Executory Contracts or Unexpired Leases pursuant to the Plan or otherwise, must be Filed with the Notice and Claims Agent no later than August 25, 2016.

[Remainder of page intentionally left blank.]

2

PLEASE TAKE FURTHER NOTICE that the Plan and its provisions are binding on the Debtors, the Reorganized Debtors, any Holder of a Claim against, or Interest in, the Debtors and such Holder’s respective successors and assigns, whether or not the Claim or Interest of such Holder is Impaired under the Plan and whether or not such Holder or Entity voted to accept the Plan.

Dated: , 2016	/s/ DRAFT
New York, New York	Paul M. Basta, P.C.
Jonathan S. Henes, P.C.
Christopher Marcus, P.C.
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
601 Lexington Avenue
New York, New York 10022
Telephone: (212) 446-4800
Facsimile: (212) 446-4900
- and -
James H.M. Sprayregen, P.C.
Ryan Blaine Bennett (admitted pro hac vice)
Brad Weiland (admitted pro hac vice)
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
300 North LaSalle Street
Chicago, Illinois 60654
Telephone: (312) 862-2000
Facsimile: (312) 862-2200

Counsel to the Debtors and Debtors in Possession